Exhibit 4c-1

NY:1657347.1
Execution Version

AEP Transmission Company, LLC

$350,000,000

U.S. $104,000,000 3.30% Senior Notes, Series A, Tranche A, due October 18, 2022
U.S. $85,000,000 4.00% Senior Notes, Series A, Tranche B, due October 18, 2032
U.S. $61,000,000 4.73% Senior Notes, Series A, Tranche C, due October 18, 2042
U.S. $75,000,000 4.78% Senior Notes, Series A, Tranche D, due December 14, 2042
U.S. $25,000,000 4.83% Senior Notes, Series A, Tranche E, due March 18, 2043

______________

Note Purchase Agreement

_____________

Dated as of October 18, 2012

Table of Contents
(Not a part of the Agreement)

i

Schedule A	-	Information Relating to Initial Purchasers

Schedule B	-	Defined Terms

Schedule 5.3	-	Disclosure Materials

Schedule 5.4	-	Subsidiaries of the Company and Ownership of Subsidiary Stock

Schedule 5.5	-	Financial Statements

Schedule 5.12	-	ERISA Matters

Schedule 5.15	-	Existing Debt

Annex A	-	Existing Debt as of the Second Initial Closing

Annex B	-	Existing Debt as of the Third Initial Closing

Exhibit 1‑A	-	Form of 3.30% Senior Notes, Series A, Tranche A, due October 18, 2022

Exhibit 1‑B	-	Form of 4.00% Senior Notes, Series A, Tranche B, due October 18, 2032

Exhibit 1‑C	-	Form of 4.73% Senior Notes, Series A, Tranche C, due October 18, 2042

Exhibit 1‑D	-	Form of 4.78% Senior Notes, Series A, Tranche D, due December 14, 2042

Exhibit 1‑E	-	Form of 4.83% Senior Notes, Series A, Tranche E, due March 18, 2043

Exhibit 1.2	-	Form of Supplemental Note

Exhibit 2.2	-	Form of Supplemental Note Purchase Agreement

Exhibit 4.4(a)	-	Form of Opinion of Counsel for the Company

Exhibit 4.4(b)	-	Form of Opinion of Special Counsel for the Purchasers

v

AEP Transmission Company, LLC
1 Riverside Plaza
Columbus, Ohio 43215

U.S. $104,000,000 3.30% Senior Notes, Series A, Tranche A, due October 18, 2022
U.S. $85,000,000 4.00% Senior Notes, Series A, Tranche B, due October 18, 2032
U.S. $61,000,000 4.73% Senior Notes, Series A, Tranche C, due October 18, 2042
U.S. $75,000,000 4.78% Senior Notes, Series A, Tranche D, due December 14, 2042
U.S. $25,000,000 4.83% Senior Notes, Series A, Tranche E, due March 18, 2043
Dated as of October 18, 2012

To Each of the Purchasers Listed in
Schedule A Hereto:
Ladies and Gentlemen:
AEP Transmission Company, LLC, a Delaware limited liability company (the “Company”), agrees with each of the purchasers whose names appear at the end hereof (each, an “Initial Purchaser” and, collectively, the “Initial Purchasers”) as follows:

Section 1.	Authorization of Notes.
Section 1.1.    Series A Notes. The Company will authorize the issue and sale of (a) U.S. $104,000,000 aggregate principal amount of its 3.30% Senior Notes, Series A, Tranche A, due October 18, 2022 (the “Tranche A Notes”), (b) U.S. $85,000,000 aggregate principal amount of its 4.00% Senior Notes, Series A, Tranche B, due October 18, 2032 (the “Tranche B Notes”), (c) U.S. $61,000,000 aggregate principal amount of its 4.73% Senior Notes, Series A, Tranche C, due October 18, 2042 (the “Tranche C Notes”), (d) U.S. $75,000,000 aggregate principal amount of its 4.78% Senior Notes, Series A, Tranche D, due December 14, 2042 (the “Tranche D Notes”) and (e) U.S. $25,000,000 aggregate principal amount of its 4.83% Senior Notes, Series A, Tranche E, due March 18, 2043 (the “Tranche E Notes”; the Tranche A Notes, the Tranche B Notes, the Tranche C Notes, the Tranche D Notes and the Tranche E Notes are hereinafter collectively referred to as the “Series A Notes,” such term to include any such notes issued in substitution therefor pursuant to Section 13). The Series A Notes shall be substantially in the form set out in Exhibit 1‑A, Exhibit 1‑B, Exhibit 1‑C, Exhibit 1‑D, and Exhibit 1‑E respectively. Certain capitalized and other terms used in this Agreement are defined in Schedule B; and references to a “Schedule” or an “Exhibit” are, unless otherwise specified, to a Schedule or an Exhibit attached to this Agreement; references to “Sections” are, unless otherwise specified, references to Sections of this Agreement.

Section 1.2.    Subsequent Series. Subsequent Series of promissory notes (collectively, the “Supplemental Notes”) may be issued pursuant to Supplemental Note Purchase Agreements as provided in Section 2.2 and (a) shall: (i) be sequentially identified as “Series B Notes”, “Series C Notes”, “Series D Notes” et seq. (which such series may consist of more than one different and separate tranches (each, a “tranche”) that may differ with respect to outstanding principal amounts, maturity dates, interest rates and premiums, if any, and price and terms of redemption or payment prior to maturity), (ii) be in the aggregate principal amount, (iii) be dated the date of issuance, (iv) bear interest from such date at the rate per annum to be determined as of such date, (v) bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and, to the extent permitted by law, on any overdue installment of interest at the stated rate plus an additional amount, and (vi) be subject to required and optional prepayments, if any, (vii) be expressed to mature on the stated maturity date, all as set forth in the Supplemental Note Purchase Agreement relating thereto, (b) shall constitute Senior Debt of the Company and shall rank pari passu with all other outstanding Notes, and (c) shall otherwise be substantially in the form attached hereto as Exhibit 1.2; provided, no Supplemental Notes shall be issued if at the time of issuance thereof and after giving effect to the application of proceeds therefore, any Default or Event of Default shall have occurred and be continuing. The Series A Notes and the Supplemental Notes are herein sometimes collectively referred to as the “Notes.” As used herein, the term “Notes” shall include, without limitation, each Note delivered pursuant to this Agreement and any Supplemental Note Purchase Agreement at an Initial Closing and/or at any Supplemental Closing and each Note delivered in substitution or exchange for any such Note pursuant hereto. Each Supplemental Note shall be subject to the terms and covenants of this Agreement and may be subject to any additional covenants as set forth in the Supplemental Note Purchase Agreement pursuant to which such Supplemental Note has been issued.

Section 2.	Sale and Purchase of Notes; Subsequent Sales
Section 2.1.    Initial Sale of Series A Notes. Subject to the terms and conditions of this Agreement, the Company will issue and sell to each Initial Purchaser and each Initial Purchaser will purchase from the Company, at an Initial Closing provided for in Section 3, Series A Notes in the principal amount and in the tranche specified opposite such Initial Purchaser’s name in Schedule A at the purchase price of 100% of the principal amount thereof. The Initial Purchasers’ obligations hereunder are several and not joint obligations, and no Initial Purchaser shall have any liability to any Person for the performance or non‑performance of any obligation by any other Initial Purchaser hereunder.
Section 2.2.    Subsequent Sales. At any time, and from time to time, the Company and one or more Eligible Purchasers may enter into an agreement substantially in the form of the Supplemental Note Purchase Agreement attached hereto as Exhibit 2.2 (a “Supplemental Note Purchase Agreement”) in which the Company shall agree to sell to each such Eligible Purchaser named on the Supplemental Purchaser Schedule attached thereto (collectively, the “Supplemental Purchasers”) and, subject to the terms and conditions herein and therein set forth, each such Supplemental Purchaser shall agree to purchase from the Company the aggregate principal amount of the Series of Supplemental Notes described in such Supplemental Note Purchase Agreement and set opposite such Supplemental Purchaser’s name in the Supplemental Purchaser Schedule attached thereto at the price and otherwise under the terms set forth in such Supplemental Note Purchase Agreement. The sale of the Supplemental Notes of the Series described in such Supplemental Note Purchase Agreement will take place at the location, date and time set forth therein at a closing (a “Supplemental Closing”). At such

Supplemental Closing the Company will deliver to each such Supplemental Purchaser one or more Notes of the Series to be purchased by such Supplemental Purchaser registered in such Supplemental Purchaser’s name (or in the name of its nominee), evidencing the aggregate principal amount of Notes of such Series to be purchased by such Supplemental Purchaser and in the denomination or denominations specified with respect to such Supplemental Purchaser in such Supplemental Purchaser Schedule against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account on the date of such Supplemental Closing (a “Supplemental Closing Date”) (as specified in a notice to each such Supplemental Purchaser at least three Business Days prior to such Supplemental Closing Date).

Section 3.	Execution Date; Initial Closings.
The execution and delivery of this Agreement will be made at the offices of Chapman and Cutler LLP, 111 West Monroe Street, Chicago, Illinois 60603 on October 18, 2012 (the “Execution Date”).
The sale and purchase of the Series A Notes to be purchased by each Initial Purchaser shall occur at the offices of Chapman and Cutler LLP, 111 W. Monroe Street, Chicago, IL 60603, at 10:00 a.m. Central Time, at not more than three closings (individually an “Initial Closing” and, collectively, the “Initial Closings”). The first Initial Closing, at which Initial Closing the Tranche A Notes, Tranche B Notes and Tranche C Notes are, subject to this Section 3 and Section 4, to be purchased, shall be held on October 18, 2012 or on such other Business Day thereafter on or prior to October 19, 2012 as may be agreed upon by the Company and the Initial Purchasers (the “First Initial Closing”); the second Initial Closing, at which Initial Closing the Tranche D Notes are, subject to this Section 3 and Section 4, to be purchased, shall be held on December 14, 2012 or on such other Business Day thereafter on or prior to December 17 as may be agreed upon by the Company and the Initial Purchasers (the “Second Initial Closing”) and the third Initial Closing, at which Initial Closing the Tranche E Notes are, subject to this Section 3 and Section 4, to be purchased, shall be held on March 18, 2013 or on such other Business Day thereafter on or prior to March 19, 2013 as may be agreed upon by the Company and the Initial Purchasers (the “Third Initial Closing”). At each Initial Closing the Company will deliver to each Initial Purchaser the Series A Notes of the tranche to be purchased by such Initial Purchaser at such Initial Closing in the form of a single Series A Note of such tranche (or such greater number of Series A Notes in denominations of at least $100,000 as such Initial Purchaser may request) dated the date of such Initial Closing and registered in such Initial Purchaser’s name (or in the name of its nominee), against delivery by such Initial Purchaser to the Company or its order of immediately available funds in the amount of the purchase price therefor by wire transfer of immediately available funds for the account of the Company to account number 30625941 at Citibank, N.A., 111 Wall St., New York, NY 10005 ABA: 021000089. If at such Initial Closings the Company shall fail to tender such Series A Notes to any Initial Purchaser as provided above in this Section 3, or any of the conditions specified in Section 4 shall not have been fulfilled to such Initial Purchaser’s satisfaction, such Initial Purchaser shall, at its election, be relieved of all further obligations under this Agreement, without thereby waiving any rights such Initial Purchaser may have by reason of such failure or such nonfulfillment. The Initial Closings and each Supplemental Closing are hereinafter sometimes each referred to as a “Closing.”

Section 4.	Conditions to Closing.
Each Initial Purchaser’s obligation to execute and deliver this Agreement at the Execution Date is subject to the representations and warranties of the Company in this Agreement being correct when made on the Execution Date. The obligations of each Initial Purchaser and each Supplemental Purchaser to purchase and pay for the Notes to be sold to such Purchaser at a Closing is subject to the fulfillment to such Purchaser’s satisfaction, prior to or at such Closing, of the following conditions:
Section 4.1.    Representations and Warranties. The representations and warranties of the Company in this Agreement shall be correct when made and at the time of such Closing.
Section 4.2.    Performance; No Default. (a) The Company shall have performed and complied with all agreements and conditions contained in this Agreement required to be performed or complied with by it prior to or at such Closing, and after giving effect to the issue and sale of the Notes (and the application of the proceeds thereof as contemplated by Section 5.14), no Default or Event of Default shall have occurred and be continuing. Neither the Company nor any Subsidiary shall have entered into any transaction since the date of the Memorandum that would have been prohibited by Section 10 had such Section applied since such date.
(b)    The Company shall have performed and complied in all material respects with all agreements and conditions contained in the LLC Agreement to which it is a party required to be performed and complied with by it.
Section 4.3.    Compliance Certificates.
(a)    Officer’s Certificate. The Company shall have delivered to such Purchaser an Officer’s Certificate, dated the date of such Closing, certifying that the conditions specified in Sections 4.1, 4.2(a) and (b) and 4.9 have been fulfilled.
(b)    Secretary’s Certificate. The Company shall have delivered to such Purchaser a certificate of its Secretary or Assistant Secretary, dated the date of such Closing, certifying as to the resolutions and LLC Agreement attached thereto and other legal proceedings relating to the authorization, execution and delivery of the Notes and this Agreement.
Section 4.4.    Opinions of Counsel. Such Purchaser shall have received opinions in form and substance satisfactory to such Purchaser, dated the date of such Closing (a) from counsel for the Company (which may be an attorney of American Electric Power Service Corporation, an Affiliate of the Company), covering the matters set forth in Exhibit 4.4(a‑1) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers), (b) from counsel for AEP (which may be an attorney of American Electric Power Service Corporation, an Affiliate of the Company), covering the matter set forth in Exhibit 4.4(a‑2) and covering such other matters incident to the transactions contemplated hereby as such Purchaser or its counsel may reasonably request (and the Company hereby instructs its counsel to deliver such opinion to the Purchasers) and (c) from Chapman and Cutler LLP, the Purchasers’ special counsel in connection with such transactions, substantially in the form set forth in Exhibit 4.4(b) and covering such other matters incident to such transactions as such Purchaser may reasonably request.
Section 4.5.    Purchase Permitted by Applicable Law, Etc. On the date of such Closing such Purchaser’s purchase of Notes shall (a) be permitted by the laws and regulations of each jurisdiction to which such Purchaser is subject, without recourse to provisions (such as section 1405(a)(8) of the New York Insurance Law) permitting limited investments by insurance companies without restriction as to the character of the particular investment, (b) not violate any applicable law or regulation (including, without limitation, Regulation T, U or X of the Board of Governors of the Federal Reserve System) and (c) not subject such Purchaser to any tax, penalty or liability under or pursuant to any applicable law or regulation, which law or regulation was not in effect on the date hereof. If requested by such Purchaser, such Purchaser shall have received an Officer’s Certificate certifying as to such matters of fact as such Purchaser may reasonably specify to enable such Purchaser to determine whether such purchase is so permitted.
Section 4.6.    Sale of Other Notes. Contemporaneously with such Closing, the Company shall sell to each other Purchaser, and each other Purchaser shall purchase, the Notes to be purchased by it at such Closing as specified in Schedule A hereto or attached to the applicable Supplemental Note Purchase Agreement.
Section 4.7.    Payment of Special Counsel Fees. Without limiting the provisions of Section 15.1, the Company shall have paid on or before such Closing the fees, charges and disbursements of the Purchasers’ special counsel referred to in Section 4.4 to the extent reflected in a statement of such counsel rendered to the Company at least three Business Days prior to the Closing.
Section 4.8.    Private Placement Number. A Private Placement Number issued by Standard & Poor’s CUSIP Service Bureau (in cooperation with the SVO) shall have been obtained for each tranche of each Series of the Notes.
Section 4.9.    Changes in Legal Structure. The Company shall not have changed its jurisdiction of incorporation or organization, as applicable, or been a party to any merger or consolidation or succeeded to all or any substantial part of the liabilities of any other entity, at any time following the date of the most recent financial statements referred to in Schedule 5.5.
Section 4.10.    Funding Instructions. At least three Business Days prior to the date of such Closing, each Purchaser shall have received written instructions signed by a Responsible Officer on letterhead of the Company confirming the information specified in Section 3 including (a) the name and address of the transferee bank, (b) such transferee bank’s ABA number and (c) the account name and number into which the purchase price for the Notes is to be deposited.
Section 4.11.    Company Regulatory Approvals. (a) Prior to the date of such Closing, any approval or consent of any regulatory body, state, federal or local, required for the offer, issuance, sale and delivery of the Notes and the execution, delivery and performance by the

Company of this Agreement and the Notes, shall have been obtained, shall be in full force and effect, shall have not have been revoked or amended, shall not be the subject of a pending appeal and shall be legally sufficient to authorize the offer, issue and sale and delivery of the Notes and evidence of such approval or consent satisfactory to the Purchasers and their special counsel shall have been provided to them.
(b)    Prior to the date of such Closing, any approval or consent of any regulatory body, state, federal or local, required for the performance by the Company of its operations, shall have been obtained, shall be in full force and effect, shall have not have been revoked or amended, shall not be the subject of a pending appeal and shall be legally sufficient to authorize performance by the Company of its operations and evidence of such approval or consent satisfactory to the Purchasers and their special counsel shall have been provided to them.
Section 4.12.    Proceedings and Documents. All legal and other proceedings in connection with the transactions contemplated by this Agreement and all documents and instruments incident to such transactions shall be satisfactory to such Purchaser and its special counsel, and such Purchaser and its special counsel shall have received all such counterpart originals or certified or other copies of such documents as such Purchaser or such special counsel may reasonably request.

Section 5.	Representations and Warranties of the Company.
The Company represents and warrants to each Purchaser that:
Section 5.1.    Organization; Power and Authority. The Company is a limited liability company duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign limited liability company and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. The Company has the legal power and authority to own or hold under lease the properties it purports to own or hold under lease, to transact the business it transacts and proposes to transact, to execute and deliver this Agreement and the Series A Notes and to perform the provisions hereof and thereof.
Section 5.2.    Authorization, Etc. This Agreement and the Series A Notes have been duly authorized by all necessary legal action on the part of the Company, and this Agreement constitutes, and upon execution and delivery thereof each Series A Note will constitute, a legal, valid and binding obligation of the Company enforceable against the Company in accordance with its terms, except as such enforceability may be limited by (a) applicable bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors’ rights generally and (b) general principles of equity (regardless of whether such enforceability is considered in a proceeding in equity or at law).
Section 5.3.    Disclosure. The Company, through its agents, Barclays Capital Inc. and Credit Suisse Securities (USA) LLC, has delivered to each Purchaser a copy of a Private Placement Memorandum, dated September 2012 (the “Memorandum”), relating to the transactions contemplated hereby. The Memorandum fairly describes, in all material respects, the general nature of the business and principal properties of the Company and its Subsidiaries. This Agreement, the Memorandum and the documents, certificates or other writings delivered to the Purchasers by or on behalf of the Company in connection with the transactions contemplated hereby and identified in Schedule 5.3, and the financial statements listed in Schedule 5.5 (this Agreement, the Memorandum and such documents, certificates or other writings and such financial statements delivered to each Purchaser prior to September 28, 2012 being referred to, collectively, as the “Disclosure Documents”), taken as a whole, do not contain any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein not misleading in light of the circumstances under which they were made; provided, that no representation is hereby made with respect to the projections contained therein other than that such projections are based on information that the Company believes to be accurate and were calculated in a manner that the Company believes to be reasonable. Since December 31, 2011, there has been no change in the financial condition, operations, business or properties of the Company except changes that individually or in the aggregate would not reasonably be expected to have a Material Adverse Effect. There is no fact known to the Company that would reasonably be expected to have a Material Adverse Effect that has not been set forth herein or in the Disclosure Documents.
Section 5.4.    Subsidiaries. (a) Schedule 5.4 contains (except as noted therein) complete and correct lists (i) of the Company’s Subsidiaries, showing, as to each Subsidiary, the correct name thereof, the jurisdiction of its organization, and the percentage of shares of each class of its capital stock or similar Equity Interests outstanding owned by the Company and each other Subsidiary, (ii) of the Company’s managers, and (iii) of the Company’s senior officers.
(b)    All of the outstanding shares of capital stock or similar Equity Interests of each Subsidiary shown in Schedule 5.4 as being owned by the Company and its Subsidiaries have been validly issued, are fully paid and nonassessable and are owned by the Company or another Subsidiary free and clear of any Lien (except as otherwise disclosed in Schedule 5.4).
(c)    Each Subsidiary identified in Schedule 5.4 is a corporation or other legal entity duly organized, validly existing and in good standing under the laws of its jurisdiction of organization, and is duly qualified as a foreign corporation or other legal entity and is in good standing in each jurisdiction in which such qualification is required by law, other than those jurisdictions as to which the failure to be so qualified or in good standing could not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect. Each such Subsidiary has the corporate or other power and authority to own or hold under lease the properties it purports to own or hold under lease and to transact the business it transacts and proposes to transact.
(d)    No Subsidiary is a party to, or otherwise subject to any legal, regulatory, contractual or other restriction (other than this Agreement, the agreements listed on Schedule 5.4 and customary limitations imposed by corporate law or similar statutes) restricting the ability of such Subsidiary to pay dividends out of profits or make any other similar distributions of profits to the Company or any of its Subsidiaries that owns outstanding shares of capital stock or similar equity interests of such Subsidiary.

Section 5.5.    Financial Statements; Material Liabilities. The Company has delivered to each Purchaser copies of the consolidated financial statements of the Company listed on Schedule 5.5. All of said consolidated financial statements (including in each case the related schedules and notes) fairly present in all material respects the consolidated financial position of the Company and its Subsidiaries as of the respective dates specified in such consolidated financial statements and the consolidated results of their operations and cash flows for the respective periods so specified and have been prepared in accordance with GAAP consistently applied throughout the periods involved except as set forth in the notes thereto (subject, in the case of any interim financial statements, to normal year‑end adjustments). The Company does not have any Material liabilities that are not disclosed on such consolidated financial statements or otherwise disclosed in the Disclosure Documents.
Section 5.6.    Compliance with Laws, Other Instruments, Etc. The execution, delivery and performance by the Company of this Agreement and the Series A Notes will not (a) contravene, result in any breach of, or constitute a default under, or result in the creation of any Lien in respect of any property of the Company or any Subsidiary under, any indenture, mortgage, deed of trust, loan, purchase or credit agreement, lease, corporate charter or by‑laws, limited liability company agreement, or any other agreement or instrument to which the Company or any Subsidiary is bound or by which the Company or any Subsidiary or any of their respective properties may be bound or affected, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree, or ruling of any court, arbitrator or Governmental Authority applicable to the Company or any Subsidiary or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company or any Subsidiary.
Section 5.7.    Governmental Authorizations, Etc. No consent, approval or authorization of, or registration, filing or declaration with, any Governmental Authority is required in connection with the execution, delivery or performance by the Company of this Agreement or the Series A Notes, other than (a) as may be required under state or foreign securities or blue sky laws, and (b) such registrations, filings and declarations that are not required to be made until after the date of the First Initial Closing and which will be made as and when required.
Section 5.8.    Litigation; Observance of Agreements, Statutes and Orders. (a) There are no actions, suits, investigations or proceedings pending or, to the knowledge of the Company, threatened against or affecting the Company or any Subsidiary or any property of the Company or any Subsidiary in any court or before any arbitrator of any kind or before or by any Governmental Authority that, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary is in default under any term of any agreement or instrument to which it is a party or by which it is bound, or any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority or is in violation of any applicable law, ordinance, rule or regulation (including without limitation Environmental Laws or the USA Patriot Act) of any Governmental Authority, which default or violation, individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.9.    Taxes. The Company and its Subsidiaries have filed all tax returns that are required to have been filed in any jurisdiction, and have paid all taxes shown to be due and payable on such returns and all other taxes and assessments levied upon them or their properties, assets, income or franchises, to the extent such taxes and assessments have become due and payable and before they have become delinquent, except for any taxes and assessments (a) the amount of which is not individually or in the aggregate Material or (b) the amount, applicability or validity of which is currently being contested in good faith by appropriate proceedings and with respect to which the Company or a Subsidiary, as the case may be, has established adequate reserves in accordance with GAAP. The Company knows of no basis for any other tax or assessment that would reasonably be expected to have a Material Adverse Effect. The charges, accruals and reserves on the books of the Company and its Subsidiaries in respect of federal, state or other taxes for all fiscal periods are adequate.
Section 5.10.    Title to Property; Leases. The Company and its Subsidiaries have good and sufficient title to, or other appropriate property interests in, their respective properties that individually or in the aggregate are Material, including all such properties reflected in the most recent audited balance sheet referred to in Section 5.5 or purported to have been acquired by the Company or any Subsidiary after said date (except as sold or otherwise disposed of in the ordinary course of business), in each case free and clear of Liens prohibited by this Agreement. All leases that individually or in the aggregate are Material are valid and subsisting and are in full force and effect in all material respects.
Section 5.11.    Licenses, Permits, Etc. (a) The Company and its Subsidiaries own or possess all licenses, permits, franchises, authorizations, patents, copyrights, proprietary software, service marks, trademarks and trade names, or rights thereto, that individually or in the aggregate are Material, without known conflict with the rights of others, the non‑ownership, non‑possession or lack of rights thereto of which, individually or in the aggregate, would have a Material Adverse Effect.
(b)    To the best knowledge of the Company, no product of the Company or any of its Subsidiaries infringes in any Material respect on any license, permit, franchise, authorization, patent, copyright, proprietary software, service mark, trademark, trade name or other right owned by any other Person, which infringement, individually or in the aggregate, would have a Material Adverse Effect.
(c)    To the best knowledge of the Company, there is no Material violation by any Person of any right of the Company or any of its Subsidiaries with respect to any patent, copyright, proprietary software, service mark, trademark, trade name or other right owned or used by the Company or any of its Subsidiaries, which violation, individually or in the aggregate, would have a Material Adverse Effect.
Section 5.12.    Compliance with ERISA. (a) The Company and each ERISA Affiliate have operated and administered each Plan in compliance with all applicable laws except for such instances of noncompliance as have not resulted in and could not reasonably be expected to result in a Material Adverse Effect. Neither the Company nor any ERISA Affiliate has incurred any liability pursuant to Title I or IV of ERISA or the penalty or excise tax provisions of the

Code relating to employee benefit plans (as defined in section 3 of ERISA), and no event, transaction or condition has occurred or exists that could reasonably be expected to result in the incurrence of any such liability by the Company or any ERISA Affiliate, or in the imposition of any Lien on any of the rights, properties or assets of the Company or any ERISA Affiliate, in either case pursuant to Title I or IV of ERISA or to such penalty or excise tax provisions or to section 401(a)(29) or 412 of the Code, other than such liabilities or Liens as would not be individually or in the aggregate Material.
(b)    For each of the Plans which are pension plans within the meaning of section 3(2) of ERISA (other than Multiemployer Plans) that are subject to the funding requirements of section 302 of ERISA or section 412 of the Code, Schedule 5.12 sets forth the adjusted funding target attainment percentage as of January 1, 2012, as most recently certified by the Plan’s actuary on the basis of the actuarial assumptions specified for funding purposes in such Plan’s actuarial valuation report for the plan year beginning January 1, 2012. The term “adjusted funding target attainment percentage” has the meaning specified in section 303 of ERISA.
(c)    The Company and its ERISA Affiliates have not incurred withdrawal liabilities (and are not subject to contingent withdrawal liabilities) under section 4201 or 4204 of ERISA in respect of Multiemployer Plans that individually or in the aggregate are Material.
(d)    The expected postretirement benefit obligation (determined as of the last day of the Company’s most recently ended fiscal year in accordance with Financial Accounting Standards Board Statement No. 106, without regard to liabilities attributable to continuation coverage mandated by section 4980B of the Code) of the Company and its Subsidiaries is not Material.
(e)    The execution and delivery of this Agreement and the issuance and sale of the Notes hereunder will not involve any transaction that is subject to the prohibitions of section 406 of ERISA or in connection with which a tax could be imposed pursuant to section 4975(c)(1)(A)-(D) of the Code. The representation by the Company to each Initial Purchaser in the first sentence of this Section 5.12(e) is made in reliance upon and subject to the accuracy of such Initial Purchaser’s representation in Section 6.2 as to the sources of the funds used to pay the purchase price of the Series A Notes to be purchased by such Initial Purchaser.
Section 5.13.    Private Offering by the Company. Neither the Company nor anyone acting on its behalf has offered the Series A Notes or any similar securities for sale to, or solicited any offer to buy any of the same from, or otherwise approached or negotiated in respect thereof with, any Person other than the Initial Purchasers and not more than 80 other Institutional Investors, each of which has been offered the Series A Notes at a private sale for investment. Neither the Company nor anyone acting on its behalf has taken, or will take, any action that would subject the issuance or sale of the Series A Notes to the registration requirements of Section 5 of the Securities Act or to the registration requirements of any securities or blue sky laws of any applicable jurisdiction.
Section 5.14.    Use of Proceeds; Margin Regulations. The Company will apply the proceeds of the sale of the Series A Notes as set forth in Section 2.5 of the Memorandum. No part of the proceeds from the sale of the Notes hereunder will be used, directly or indirectly, for the purpose of buying or carrying any margin stock within the meaning of Regulation U of the Board of Governors of the Federal Reserve System (12 CFR 221), or for the purpose of buying or carrying or trading in any securities under such circumstances as to involve the Company in a violation of Regulation X of said Board (12 CFR 224) or to involve any broker or dealer in a violation of Regulation T of said Board (12 CFR 220). Margin stock does not constitute more than 2% of the value of the consolidated assets of the Company and its Subsidiaries and the Company does not have any present intention that margin stock will constitute more than 2% of the value of such assets. As used in this Section, the terms “margin stock” and “purpose of buying or carrying” shall have the meanings assigned to them in said Regulation U.
Section 5.15.    Existing Debt; Future Liens. (a) Schedule 5.15 sets forth a complete and correct list of all outstanding Debt of the Company and its Subsidiaries as of the date hereof (including a description of the obligors and obligees, principal amount outstanding and collateral therefor, if any, and Guaranty thereof, if any). Neither the Company nor any Subsidiary is in default and no waiver of default is currently in effect, in the payment of any principal or interest on any Debt of the Company or such Subsidiary, the outstanding principal amount of which exceeds $1,000,000, and no event or condition exists with respect to any Debt of the Company or any Subsidiary that would permit (or that with notice or the lapse of time, or both, would permit) one or more Persons to cause such Debt to become due and payable before its stated maturity or before its regularly scheduled dates of payment. Annex A to be attached hereto on the date of the Second Initial Closing will correctly describe all outstanding Debt and any Liens securing such Debt of the Company and its Subsidiaries as of the date of the Second Initial Closing. Since the First Initial Closing, there shall have been no Material increase in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries listed on Schedule 5.15 (other than the inclusion of the Tranche A Notes, the Tranche B Notes and the Tranche C Notes). Annex B to be attached hereto on the date of the Third Initial Closing will correctly describe all outstanding Debt and any Liens securing such Debt of the Company and its Subsidiaries as of the date of the Third Initial Closing. Since the Second Initial Closing, there shall have been no Material increase in the amounts, interest rates, sinking funds, installment payments or maturities of the Debt of the Company or its Subsidiaries listed on Schedule 5.15 (other than the inclusion of the Tranche D Notes).
(b)    Except as disclosed in Schedule 5.15, neither the Company nor any Subsidiary has agreed or consented to cause or permit in the future (upon the happening of a contingency or otherwise) any of its property, whether now owned or hereafter acquired, to be subject to a Lien not permitted by Section 10.3.
(c)    Neither the Company nor any Subsidiary is a party to, or otherwise subject to any provision contained in, any instrument evidencing Debt of the Company or such Subsidiary, any agreement relating thereto or any other agreement (including, but not limited to, its charter or other organizational document) which limits the amount of, or otherwise imposes restrictions on the incurring of, Debt of the Company or any Subsidiary, except as specifically indicated in Schedule 5.15.
Section 5.16.    Foreign Assets Control Regulations, Etc. (a) None of the Company, any Subsidiary of the Company nor any Affiliate of the Company or any such Subsidiary for which the Company or such Subsidiary possesses, directly or indirectly, the power to direct or cause the direction of the management and policies of such Affiliate, whether through the ownership of voting securities, by contract or otherwise (a “Controlled Entity”) is (i) a Person whose name appears on the list of Specially Designated Nationals and Blocked Persons published by the Office of Foreign Assets Control, U.S. Department of Treasury (“OFAC”) or a Person that is otherwise subject to an OFAC Sanctions Program (an “OFAC Listed Person”) or (ii) a department, agency or instrumentality of, or is otherwise controlled by or acting on behalf of, directly or indirectly, (x) any OFAC Listed Person or (y) any Person, entity, organization, foreign country or regime that is subject to any OFAC Sanctions Program (each OFAC Listed Person and each other Person, entity, organization or government of a country described in clause (ii), a “Blocked Person”).
(b)    No part of the proceeds from the sale of the Series A Notes hereunder constitutes or will constitute funds obtained on behalf of any Blocked Person or will otherwise be used, directly by the Company or indirectly through any Controlled Entity, in connection with any investment in, or any transactions or dealings with, any Blocked Person or for investment in the Iranian energy sector (as defined in Section 201(1) of CISADA) except in accordance with applicable law and in a manner where such investments, transactions or dealings would not cause the purchase, holding or receipt of any payment or exercise of any rights in respect of any Series A Note by the holder thereof to be in violation of any laws or regulations administered by OFAC.
(c)    To the Company’s knowledge after making due inquiry, neither the Company nor any Controlled Entity (i) is under investigation by any Governmental Authority for, or has been charged with, or convicted of, money laundering, drug trafficking, terrorist‑related activities or other money laundering predicate crimes under any applicable law (collectively, “Anti‑Money Laundering Laws”), (ii) has been assessed civil penalties under any Anti‑Money Laundering Laws or (iii) has had any of its funds seized or forfeited in an action under any Anti‑Money Laundering Laws. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future Anti‑Money Laundering Laws, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.
(d)     No part of the proceeds from the sale of the Series A Notes hereunder will be used, directly or indirectly, for any improper payments to any governmental official or employee, political party, official of a political party, candidate for political office, official of any public international organization or anyone else acting in an official capacity, in order to obtain, retain or direct business or obtain any improper advantage. The Company has taken reasonable measures appropriate to the circumstances (in any event as required by applicable law) to ensure that the Company and each Controlled Entity is and will continue to be in compliance with all applicable current and future anti‑corruption laws and regulations, except to the extent failure to do so would not reasonably be expected to result in a Material Adverse Effect.
Section 5.17.    Status under Certain Statutes. Neither the Company nor any Subsidiary is subject to regulation under the Investment Company Act of 1940, as amended, the Public Utility

Holding Company Act of 2005, as amended, the ICC Termination Act of 1995, as amended, or the Federal Power Act, as amended.
Section 5.18.    Notes Rank Pari Passu. The obligations of the Company under this Agreement and the Series A Notes rank at least pari passu in right of payment with all other unsecured Senior Debt (actual or contingent) of the Company, including, without limitation, all senior unsecured Debt of the Company described in Schedule 5.15 hereto.
Section 5.19.    Environmental Matters. (a) Neither the Company nor any Subsidiary has knowledge of any claim or has received any notice of any claim, and no proceeding has been instituted raising any claim against the Company or any of its Subsidiaries or any of their respective real properties now or formerly owned, leased or operated by any of them or other assets, alleging any damage to the environment or violation of any Environmental Laws, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.
(b)    Neither the Company nor any Subsidiary has knowledge of any facts which would give rise to any claim, public or private, of violation of Environmental Laws or damage to the environment emanating from, occurring on or in any way related to real properties now or formerly owned, leased or operated by any of them or to other assets or their use, except, in each case, such as would not reasonably be expected to result in a Material Adverse Effect.
(c)    Neither the Company nor any Subsidiary has stored any Hazardous Materials on real properties now or formerly owned, leased or operated by any of them or has disposed of any Hazardous Materials in a manner contrary to any Environmental Laws in each case in any manner that would reasonably be expected to result in a Material Adverse Effect.
(d)    All buildings on all real properties now owned, leased or operated by the Company or any Subsidiary are in compliance with applicable Environmental Laws, except where failure to comply would not reasonably be expected to result in a Material Adverse Effect.

Section 6.	Representations of the Purchasers.
Section 6.1.    Purchase for Investment. Each Initial Purchaser severally represents that (a) it is purchasing the Series A Notes for its own account or for one or more separate accounts maintained by such Initial Purchaser or for the account of one or more pension or trust funds (each of which is an “accredited investor”) as for each of which such Initial Purchaser exercises sole investment discretion for investment purposes only and not with a view to the distribution thereof; provided that the re‑sale or disposition of such Purchaser’s or their property shall at all times be within such Purchaser’s or their control, (b) it is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act), (c) it has such knowledge and experience in financial and business matters as to be capable of evaluating the merits and risks of an investment in the Notes, (d) it and any accounts for which it is acting are each able to bear the economic risk of its investments and (e) it has received adequate information concerning the Company and the Series A Notes to make an informed investment decision with respect to the purchase of the Series A Notes. Each Initial Purchaser understands that the Series A Notes have not been, and will not be, registered under the Securities Act (and that the Company is not required to register the Notes) and may be resold only (A) if registered pursuant to the provisions of the Securities Act, (B) if an exemption from registration is available, including, without limitation, by disposition of any of the Series A Notes and then (i) to the Company; (ii) inside the United States to a “qualified institutional buyer” (as defined in Rule 144A under the Securities Act) in compliance with Rule 144A; (iii) inside the United States to an institutional investor that (1) is an “accredited investor” (as defined in Rule 501(a)(1), (2), (3), (7) or (8) under the Securities Act) and (2) makes the representations set forth in this Section 6; or (iv) outside the United States in compliance with Rule 904 under the Securities Act or (C) if resold under circumstances where neither such registration nor such exemption is required by law.
Each Initial Purchaser agrees that, following the transfer of a Series A Note and upon the request of the Company and without invalidating any transfer of any Series A Note pursuant to this Agreement, it shall make reasonable best efforts to furnish to the Company any certificate which it may have received from any transferee of such Note with respect to such transferee’s compliance with the terms of this Section 6.1 in order to confirm that the transfer was made pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act.
Section 6.2.    Source of Funds. Each Initial Purchaser severally represents that at least one of the following statements is an accurate representation as to each source of funds (a “Source”) to be used by such Initial Purchaser to pay the purchase price of the Series A Notes to be purchased by such Initial Purchaser hereunder:
(a)    the Source is an “insurance company general account” (as the term is defined in the United States Department of Labor’s Prohibited Transaction Exemption (“PTE”) 95-60) in respect of which the reserves and liabilities (as defined by the annual statement for life insurance companies approved by the National Association of Insurance Commissioners (the “NAIC Annual Statement”)) for the general account contract(s) held by or on behalf of any employee benefit plan together with the amount of the reserves and liabilities for the general account contract(s) held by or on behalf of any other employee benefit plans maintained by the same employer (or affiliate thereof as defined in PTE 95-60) or by the same employee organization in the general account do not exceed ten percent (10%) of the total reserves and liabilities of the general account (exclusive of separate account liabilities) plus surplus as set forth in the NAIC Annual Statement filed with such Initial Purchaser’s state of domicile; or
(b)    the Source is a separate account that is maintained solely in connection with such Purchaser’s fixed contractual obligations under which the amounts payable, or credited, to any employee benefit plan (or its related trust) that has any interest in such separate account (or to any participant or beneficiary of such plan (including any annuitant)) are not affected in any manner by the investment performance of the separate account; or
(c)    the Source is either (i) an insurance company pooled separate account, within the meaning of PTE 90‑1, or (ii) a bank collective investment fund, within the meaning of PTE 91‑38 and, except as have been disclosed by such Purchaser to the

Company in writing pursuant to this clause (c), no employee benefit plan or group of plans maintained by the same employer or employee organization beneficially owns more than 10% of all assets allocated to such pooled separate account or collective investment fund; or
(d)    the Source constitutes assets of an “investment fund” (within the meaning of Part VI of PTE 84-14 (the “QPAM Exemption”)) managed by a “qualified professional asset manager” or “QPAM” (within the meaning of Part VI of the QPAM Exemption), no employee benefit plan’s assets that are included in such investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Section VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization and managed by such QPAM, exceed 20% of the total client assets managed by such QPAM, the conditions of Part I(c) and (g) of the QPAM Exemption are satisfied, as of the last day of its most recent calendar quarter, the QPAM does not own a 10% or more interest in the Company and no Person controlling or controlled by the QPAM (applying the definition of “control” in Section VI(e) of the QPAM Exemption) owns a 20% or more interest in the Company (or less than 20% but greater than 10%, if such Person exercises control over the management or policies of the Company by reason of its ownership interest) and (i) the identity of such QPAM and (ii) the names of all employee benefit plans whose assets in the investment fund, when combined with the assets of all other employee benefit plans established or maintained by the same employer or by an affiliate (within the meaning of Part VI(c)(1) of the QPAM Exemption) of such employer or by the same employee organization, represent 10% or more of the assets of such investment fund, have been disclosed to the Company in writing pursuant to this clause (d); or
(e)    the Source constitutes assets of a “plan(s)” (within the meaning of Section IV of PTE 96-23 (the “INHAM Exemption”)) managed by an “in-house asset manager” or “INHAM” (within the meaning of Part IV of the INHAM Exemption), the conditions of Part I(a), (g) and (h) of the INHAM Exemption are satisfied, as of the last day of its most recent calendar quarter, neither the INHAM nor a Person controlling or controlled by the INHAM (applying the definition of “control” in Section IV(d) of the INHAM Exemption) owns a 10% or more interest in the Company and (i) the identity of such INHAM and (ii) the name(s) of the employee benefit plan(s) whose assets constitute the Source have been disclosed to the Company in writing pursuant to this clause (e); or
(f)    the Source is a governmental plan; or
(g)    the Source is one or more employee benefit plans, or a separate account or trust fund comprised of one or more employee benefit plans, each of which has been identified to the Company in writing pursuant to this clause (g); or
(h)    the Source does not include assets of any employee benefit plan, other than a plan exempt from the coverage of ERISA.

As used in this Section 6.2, the terms “employee benefit plan”, “governmental plan”, “party in interest” and “separate account” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 7.	Information as to the Company.
Section 7.1.    Financial and Business Information. The Company shall deliver to each holder of Notes that is an Institutional Investor:
(a)    Quarterly Statements - within 60 days after the end of each quarterly fiscal period in each fiscal year of the Company (other than the last quarterly fiscal period of each such fiscal year), duplicate copies of:
(i)    a consolidated balance sheet of the Company and its Subsidiaries as at the end of such quarter, and
(ii)    consolidated statements of income, changes in members’ capital and cash flows of the Company and its Subsidiaries for such quarter and (in the case of the second and third quarters) for the portion of the fiscal year ending with such quarter, setting forth in each case in comparative form the figures for the corresponding periods in the previous fiscal year (other than periods in the fiscal year ending December 31, 2011), all in reasonable detail, prepared in accordance with GAAP applicable to quarterly financial statements generally, and certified by a Senior Financial Officer as fairly presenting, in all material respects, the financial position of the companies being reported on and their results of operations and cash flows, subject to changes resulting from year‑end adjustments; provided that delivery within the time period specified above of copies of the Company’s Quarterly Report on Form 10‑Q (the “Form 10‑Q”) prepared in compliance with the requirements therefor and filed with the SEC shall be deemed to satisfy the requirements of this Section 7.1(a); provided, further, that the Company shall be deemed to have made such delivery of such Form 10‑Q if it shall have timely made such Form 10‑Q available on “EDGAR” and on its home page on the worldwide web (at the date of this Agreement located at: http/www.aep.com) and shall have given each Purchaser prior notice of such availability on EDGAR and on its home page in connection with each delivery (such availability and notice thereof being referred to as “Electronic Delivery”);
(b)    Annual Statements - within 120 days after the end of each fiscal year of the Company, duplicate copies of,
(i)    a consolidated balance sheet of the Company and its Subsidiaries, as at the end of such year, and
(ii)    consolidated statements of income, changes in members’ capital and cash flows of the Company and its Subsidiaries, for such year,

setting forth in each case in comparative form the figures for the previous fiscal year (other than the fiscal year ending December 31, 2011), all in reasonable detail, prepared in accordance with GAAP, and accompanied by an opinion thereon of independent public accountants of recognized national standing, which opinion shall state that such financial statements present fairly, in all material respects, the financial position of the companies being reported upon and their results of operations and cash flows and have been prepared in conformity with GAAP, and that the examination of such accountants in connection with such financial statements has been made in accordance with generally accepted auditing standards, and that such audit provides a reasonable basis for such opinion in the circumstances; provided that the delivery within the time period specified above of the Company’s Form 10‑K for such fiscal year (together with the Company’s annual report to shareholders, if any, prepared pursuant to Rule 14a‑3 under the Exchange Act) prepared in accordance with the requirements therefor and filed with the SEC, shall be deemed to satisfy the requirements of this Section 7.1(b); provided, further, that the Company shall be deemed to have made such delivery of such financial statements if it shall have timely made Electronic Delivery thereof;
(c)    SEC and Other Reports - promptly upon their becoming available, one copy of (i) each financial statement, report, notice or proxy statement sent by the Company or any Subsidiary to its principal lending banks as a whole (excluding information sent to such banks in the ordinary course of administration of a bank facility, such as information relating to pricing and borrowing availability) or to its public securities holders generally, and (ii) each regular or periodic report, each registration statement (without exhibits except as expressly requested by such holder), and each prospectus and all amendments thereto filed by the Company or any Subsidiary with the SEC and of all press releases and other statements made available generally by the Company or any Subsidiary to the public concerning developments that are Material;
(d)    Notice of Default or Event of Default - promptly, and in any event within five days after a Responsible Officer becoming aware of the existence of any Default or Event of Default or that any Person has given any notice or taken any action with respect to a claimed default hereunder or that any Person has given any notice or taken any action with respect to a claimed default of the type referred to in Section 11(f), a written notice specifying the nature and period of existence thereof and what action the Company is taking or proposes to take with respect thereto;
(e)    Significant Subsidiaries - as soon as possible and in any event within ten Business Days after the chief financial officer or treasurer of the Company obtains knowledge that a Subsidiary of the Company constitutes a Significant Subsidiary, a statement of the chief financial officer or treasurer of the Company setting forth the identity of such Significant Subsidiary;
(f)    Notices from Governmental Authority - promptly, and in any event within 30 days of receipt thereof, copies of any notice to the Company or any Subsidiary from any Federal or state Governmental Authority relating to any order, ruling, statute or other law or regulation that would reasonably be expected to have a Material Adverse Effect; and
(g)    Requested Information - with reasonable promptness, such other data and information relating to the business, operations, affairs, financial condition, assets or properties of the Company or any of its Subsidiaries or relating to the ability of the Company to perform its obligations hereunder and under the Notes as from time to time may be reasonably requested by any such holder of Notes, including, without limitation, such information as is required by SEC Rule 144A under the Securities Act to be delivered to any prospective transferee of the Notes.
Section 7.2.    Officer’s Certificate. Each set of financial statements delivered to a holder of Notes pursuant to Section 7.1(a) or Section 7.1(b) shall be accompanied by a certificate of a Senior Financial Officer setting forth (which, in the case of Electronic Delivery of such financial statements, shall be by separate concurrent delivery of such certificate to each holder of Notes):
(a)    Covenant Compliance - the information (including detailed calculations) required in order to establish whether the Company was in compliance with the requirements of Section 10.1 through Section 10.4, inclusive, during the quarterly or annual period covered by the statements then being furnished (including with respect to each such Section, where applicable, the calculations of the maximum or minimum amount, ratio or percentage, as the case may be, permissible under the terms of such Sections, and the calculation of the amount, ratio or percentage then in existence); and
(b)    Event of Default - a statement that such Senior Financial Officer has reviewed the relevant terms hereof and has made, or caused to be made, under his or her supervision, a review of the transactions and conditions of the Company and its Subsidiaries from the beginning of the quarterly or annual period covered by the statements then being furnished to the date of the certificate and that such review shall not have disclosed the existence during such period of any condition or event that constitutes a Default or an Event of Default or, if any such condition or event existed or exists (including, without limitation, any such event or condition resulting from the failure of the Company or any Subsidiary to comply with any Environmental Law), specifying the nature and period of existence thereof and what action the Company shall have taken or proposes to take with respect thereto.
Section 7.3.    Visitation. The Company shall permit the representatives of each holder of Notes that is an Institutional Investor:
(a)    No Default - if no Default or Event of Default then exists, at the expense of such holder and upon reasonable prior notice to the Company, to visit the principal executive office of the Company, to discuss the affairs, finances and accounts of the Company and its Subsidiaries with the Company’s officers, and (with the consent of the Company, which consent will not be unreasonably withheld) its independent public accountants, and (with the consent of the Company, which consent will not be unreasonably withheld) to visit the other offices and properties of the Company and each

Subsidiary, all at such reasonable times and as often as may be reasonably requested in writing; and
(b)    Default - if a Default or Event of Default then exists, at the expense of the Company, to visit and inspect any of the offices or properties of the Company or any Subsidiary, to examine all their respective books of account, records, reports and other papers, to make copies and extracts therefrom, and to discuss their respective affairs, finances and accounts with their respective officers and independent public accountants (and by this provision the Company authorizes said accountants to discuss the affairs, finances and accounts of the Company and its Subsidiaries), all at such times and as often as may be requested.

Section 8.	Payment and Prepayment of the Notes.
Section 8.1.    Maturity. As provided therein, the entire unpaid principal amount of each tranche of the Series A Notes shall be due and payable on the stated maturity date thereof.
Section 8.2.    Optional Prepayments with Make‑Whole Amount. The Company may, at its option, upon notice as provided below, prepay at any time all, or from time to time any part of, the Notes of any Series or tranche, in an amount not less than 10% of the aggregate principal amount of the Notes of such Series or tranche then outstanding in the case of a partial prepayment, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of such prepayment, and the Make‑Whole Amount determined for the prepayment date with respect to such principal amount. The Company will give each holder of Notes written notice of each optional prepayment under this Section 8.2 not less than 30 days and not more than 60 days prior to the date fixed for such prepayment. Each such notice shall specify such date (which shall be a Business Day), the aggregate principal amount of the Notes to be prepaid on such date, the principal amount of each Note held by such holder to be prepaid (determined in accordance with Section 8.4), and the interest to be paid on the prepayment date with respect to such principal amount being prepaid, and shall be accompanied by a certificate of a Senior Financial Officer as to the estimated Make‑Whole Amount due in connection with such prepayment (calculated as if the date of such notice were the date of the prepayment), setting forth the details of such computation. Two Business Days prior to such prepayment, the Company shall deliver to each holder of Notes a certificate of a Senior Financial Officer specifying the calculation of such Make‑Whole Amount as of the specified prepayment date.
Section 8.3.    [Reserved].
Section 8.4.    Allocation of Partial Prepayments. In the case of each partial prepayment of the Notes of any Series or tranche pursuant to Section 8.2, the principal amount of the Notes of such Series or tranche to be prepaid shall be allocated pro rata among all holders of such Series or tranche of Notes at the time outstanding in proportion, as nearly as practicable, to the respective unpaid principal amounts thereof not theretofore called for prepayment.
Section 8.5.    Maturity; Surrender, Etc. In the case of each prepayment of Notes pursuant to this Section 8, the principal amount of each Note to be prepaid shall mature and become due and payable on the date fixed for such prepayment (which shall be a Business Day), together with interest on such principal amount accrued to such date and the applicable Make‑Whole Amount, if any. From and after such date, unless the Company shall fail to pay such principal amount when so due and payable, together with the interest and Make‑Whole Amount, if any, as aforesaid, interest on such principal amount shall cease to accrue. Any Note paid or prepaid in full shall be surrendered to the Company and cancelled and shall not be reissued, and no Note shall be issued in lieu of any prepaid principal amount of any Note.
Section 8.6.    Purchase of Notes. The Company will not and will not permit any Affiliate to purchase, redeem, prepay or otherwise acquire, directly or indirectly, any of the outstanding Notes except (a) upon the payment or prepayment of the Notes in accordance with the terms of this Agreement and the Notes or (b) pursuant to an offer to purchase made by the Company or an Affiliate pro rata to the holders of all Notes at the time outstanding upon the same terms and conditions. Any such offer shall provide each holder with sufficient information to enable it to make an informed decision with respect to such offer, and shall remain open for at least 15 Business Days. If the holders of more than 10% of the principal amount of the Notes then outstanding accept such offer, the Company shall promptly notify the remaining holders of such fact and the expiration date for the acceptance by holders of Notes of such offer shall be extended by the number of days necessary to give each such remaining holder at least 5 Business Days from its receipt of such notice to accept such offer. The Company will promptly cancel all Notes acquired by it or any Affiliate pursuant to any payment, prepayment or purchase of Notes pursuant to any provision of this Agreement and no Notes may be issued in substitution or exchange for any such Notes.
Section 8.7.    Make‑Whole Amount. The term “Make‑Whole Amount” means, with respect to any Note, an amount equal to the excess, if any, of the Discounted Value of the Remaining Scheduled Payments with respect to the Called Principal of such Note over the amount of such Called Principal; provided that the Make‑Whole Amount may in no event be less than zero. For the purposes of determining the Make‑Whole Amount, the following terms have the following meanings:
“Called Principal” means, with respect to any Note, the principal of such Note that is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.
“Discounted Value” means, with respect to the Called Principal of any Note, the amount obtained by discounting all Remaining Scheduled Payments with respect to such Called Principal from their respective scheduled due dates to the Settlement Date with respect to such Called Principal, in accordance with accepted financial practice and at a discount factor (applied on the same periodic basis as that on which interest on the Notes is payable) equal to the Reinvestment Yield with respect to such Called Principal.
“Reinvestment Yield” means, with respect to the Called Principal of any Note, .50% (50 basis points) over the yield to maturity implied by (i) the yields reported as of 10:00 a.m. (New York City time) on the second Business Day preceding the Settlement Date with respect to such Called Principal, on the display designated as “Page PX1” (or such other display as may replace Page PX1) on Bloomberg Financial Markets for the most recently issued actively traded on the run U.S. Treasury securities having a maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date, or (ii) if such yields are not reported as of such time or the yields reported as of such time are not ascertainable (including by way of interpolation), the Treasury Constant Maturity Series Yields reported, for the latest day for which such yields have been so reported as of the second Business Day preceding the Settlement Date with respect to such Called Principal, in Federal Reserve Statistical Release H.15 (or any comparable successor publication) for U.S. Treasury securities having a constant maturity equal to the Remaining Average Life of such Called Principal as of such Settlement Date. In the case of each determination under clause (i) or clause (ii), as the case may be, of the preceding paragraph, such implied yield will be determined, if necessary, by (a) converting U.S. Treasury bill quotations to bond‑equivalent yields in accordance with accepted financial practice and (b) interpolating linearly between (1) the applicable U.S. Treasury security with the maturity closest to and greater than such Remaining Average Life and (2) the applicable U.S. Treasury security with the maturity closest to and less than such Remaining Average Life. The Reinvestment Yield shall be rounded to the number of decimal places as appears in the interest rate of the applicable Note.
“Remaining Average Life” means, with respect to any Called Principal, the number of years (calculated to the nearest one‑twelfth year) obtained by dividing (a) such Called Principal into (b) the sum of the products obtained by multiplying (i) the principal component of each Remaining Scheduled Payment with respect to such Called Principal by (ii) the number of years (calculated to the nearest one‑twelfth year) that will elapse between the Settlement Date with respect to such Called Principal and the scheduled due date of such Remaining Scheduled Payment.
“Remaining Scheduled Payments” means, with respect to the Called Principal of any Note, all payments of such Called Principal and interest thereon that would be due after the Settlement Date with respect to such Called Principal if no payment of such Called Principal were made prior to its scheduled due date; provided that if such Settlement Date is not a date on which interest payments are due to be made under the terms of the Notes, then the amount of the next succeeding scheduled interest payment will be reduced by the amount of interest accrued to such Settlement Date and required to be paid on such Settlement Date pursuant to Section 8.2 or Section 12.1.
“Settlement Date” means, with respect to the Called Principal of any Note, the date on which such Called Principal is to be prepaid pursuant to Section 8.2 or has become or is declared to be immediately due and payable pursuant to Section 12.1, as the context requires.

Section 9.	Affirmative Covenants.
The Company covenants that so long as any of the Notes are outstanding:
Section 9.1.    Compliance with Law. The Company will, and will cause each of its Significant Subsidiaries to, comply with all laws, ordinances or governmental rules or regulations to which each of them is subject, including, without limitation, ERISA, the USA Patriot Act and Environmental Laws, and will obtain and maintain in effect all licenses, certificates, permits, franchises and other governmental authorizations necessary to the ownership of their respective properties or to the conduct of their respective businesses, in each case to the extent necessary to ensure that non‑compliance with such laws, ordinances or governmental rules or regulations or failures to obtain or maintain in effect such licenses, certificates, permits, franchises and other governmental authorizations would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.2.    Insurance. The Company will, and will cause each of its Significant Subsidiaries to, maintain, with financially sound and reputable insurers, insurance with respect to their respective properties and businesses against such casualties and contingencies, of such types, on such terms and in such amounts (including deductibles, co‑insurance and self‑insurance, if adequate reserves are maintained with respect thereto) as is customary in the case of entities of established reputations engaged in the same or a similar business, owning similar properties and located in the same general area as the Company and its Subsidiaries, except where any failure to maintain such insurance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect; provided, however, that so long as no Event of Default hereunder shall have occurred and be continuing, the Company may self‑insure by way of deductibles, through its captive insurance company affiliate, or otherwise, such amount as is customarily maintained on similar properties by companies of similar size and financial standing and having similar operations and to the extent consistent with prudent business practices.
Section 9.3.    Maintenance of Properties. The Company will, and will cause each of its Significant Subsidiaries to, maintain and keep, or cause to be maintained and kept, their respective properties in good repair, working order and condition (other than ordinary wear and tear), so that the business carried on in connection therewith may be properly conducted at all times; provided that this Section 9.3 shall not prevent the Company or any Significant Subsidiary from discontinuing the operation and the maintenance of any of its properties if such discontinuance is desirable in the conduct of its business and the Company has concluded that such discontinuance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
Section 9.4.    Payment of Taxes and Claims. The Company will, and will cause each of its Subsidiaries to, file all tax returns required to be filed in any jurisdiction and to pay and discharge all taxes shown to be due and payable on such returns and all other taxes, assessments, governmental charges, or levies imposed on them or any of their properties, assets, income or franchises, to the extent the same have become due and payable and before they have become delinquent and all claims for which sums have become due and payable that have or might become a Lien on properties or assets of the Company or any Subsidiary; provided that neither the Company nor any Subsidiary need pay any such tax, assessment, charge, levy or claim if (a) the amount, applicability or validity thereof is contested by the Company or such Subsidiary on a timely basis in good faith and in appropriate proceedings, and the Company or a Subsidiary has established adequate reserves therefor in accordance with GAAP on the books of the Company or such Subsidiary or (b) the nonpayment of all such taxes, assessments, charges, levies and claims in the aggregate would not reasonably be expected to have a Material Adverse Effect.
Section 9.5.    Legal Existence, Etc. Subject to Section 10.5, the Company will at all times preserve and keep in full force and effect its legal existence. The Company will at all times preserve and keep in full force and effect the legal existence of each of its Significant Subsidiaries (unless merged into the Company or a Wholly‑owned Significant Subsidiary) and all rights and franchises of the Company and its Subsidiaries unless, in the good faith judgment of the Company, the termination of or failure to preserve and keep in full force and effect such legal existence, right or franchise would not, individually or in the aggregate, have a Material Adverse Effect.
Section 9.6.    Notes to Rank Pari Passu. The Notes and all other obligations under this Agreement of the Company are and at all times shall rank at least pari passu in right of payment with all other present and future unsecured Senior Debt (actual or contingent) of the Company which is not expressed to be subordinate or junior in rank to any other unsecured Debt of the Company.
Section 9.7.    Books and Records. The Company will, and will cause each of its Significant Subsidiaries to, maintain proper books of record and account in conformity with GAAP and all applicable requirements of any Governmental Authority having legal or regulatory jurisdiction over the Company, or such Subsidiary, as the case may be.
Section 9.8.    Intercompany Notes. To the extent proceeds of the Notes are used by Subsidiaries of the Company, the Company shall loan such proceeds from the sale of the Notes to its Subsidiaries and shall promptly deliver to each holder of the Notes a copy of intercompany notes evidencing such loans by the Company to its Subsidiaries.

Section 10.	Negative Covenants.
The Company covenants that so long as any of the Notes are outstanding:
Section 10.1.    Leverage Ratio. The Company will not permit the ratio of Consolidated Debt to Consolidated Capital, as of the last day of each fiscal quarter, to be greater than 0.675 to 1.00.
Section 10.2.    Limitations on Consolidated Priority Debt. The Company will not permit Consolidated Priority Debt to exceed (a) at any time from the date of the First Initial Closing to, and including, December 31, 2014, the greater of (i) $200,000,000 and (ii) 10% of Consolidated Tangible Net Assets and (b) at any time after December 31, 2014, 10% of Consolidated Tangible

Net Assets; provided that, without limiting the foregoing, at any time from the date of the First Initial Closing to, and including, December 31, 2014, Debt of the Company or a Subsidiary secured by a Lien created or incurred within the limitations of Section 10.3(d) may not exceed $50,000,000.
Section 10.3.    Limitation on Liens. The Company will not create or suffer to exist, or permit any Significant Subsidiary to create or suffer to exist, any Lien on or with respect to any of its properties, including, without limitation, on or with respect to Equity Interests in any Subsidiary of the Company, whether now owned or hereafter acquired, or assign, or permit any Significant Subsidiary to assign, any right to receive income, other than
(a)    Permitted Liens,
(b)    the Liens existing on the date of the First Initial Closing and described on Schedule 5.15 hereto, and
(c)    the replacement, extension or renewal of any Lien permitted by clause (b) above upon or in the same property theretofore subject thereto or the replacement, extension or renewal (without increase in the amount or change in any direct or contingent obligor) of the Debt secured thereby, and
(d)    Liens created or incurred after the date of the First Initial Closing given to secure Debt of the Company or any Significant Subsidiary in addition to the Liens permitted by the preceding clauses (a) through (c) hereof; provided that at the time of creation, issuance, assumption, guarantee or incurrence of the Debt secured by such Lien and after giving effect thereto and to the application of the proceeds thereof, no Default or Event of Default would exist; provided, further, that, notwithstanding the foregoing, in the event that at any time the Company or any Significant Subsidiary provides a Lien to or for the benefit of the lenders under a Credit Facility or the administrative agent on their behalf, then the Company will, and will cause each of its Significant Subsidiaries that has provided any such Lien to concurrently grant to and for the benefit of the holders of the Notes a similar first priority Lien (subject only to Liens otherwise permitted by this Section 10.3, and ranking pari passu with the Lien provided to or for the benefit of the lenders and/or the administrative agent, as the case may be, under such Credit Facility), over the same assets, property and undertaking of the Company and the Subsidiary as those encumbered in respect of a Credit Facility, in form and substance satisfactory to the Required Holders with such security to be the subject of an intercreditor agreement among the lenders and/or the administrative agent, as the case may be, under a Credit Facility or the administrative agent on their behalf, as the case may be, and the holders of Notes, which shall be satisfactory in form and substance to the Required Holders.
Section 10.4.    Restricted Payments. The Company shall not make payments, directly or indirectly, to its equity holders by way of dividends, advances, repayment of loans or intercompany charges, expenses and accruals or other returns on investments, if, at the time or as a result of such payment, (a) the ratio of Consolidated Debt to Consolidated Capital exceeds 0.675 to 1.00 or (b) a Default or Event of Default would exist.

Section 10.5.    Mergers, Consolidations, Etc. The Company will not, and will not permit any Significant Subsidiary to, consolidate with or be a party to a merger with any other Person, or sell, lease or otherwise dispose of all or substantially all of its assets; provided that:
(a)    any Significant Subsidiary may merge or consolidate with or into the Company or any Wholly‑owned Subsidiary so long as in (i) any merger or consolidation involving the Company, the Company shall be the surviving or continuing corporation and (ii) in any merger or consolidation involving a Wholly‑owned Significant Subsidiary (and not the Company), the Wholly‑owned Significant Subsidiary shall be the surviving or continuing corporation or limited liability company;
(b)    the Company may consolidate or merge with or into any other Person if (i) the corporation or limited liability company which results from such consolidation or merger (the “Surviving Person”) is organized under the laws of any state of the United States or the District of Columbia or Canada or a Province of Canada, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all of the Notes, according to their tenor, and the due and punctual performance and observation of all of the covenants in the Notes and this Agreement to be performed or observed by the Company are expressly assumed in writing by the Surviving Person and the Surviving Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of the Surviving Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and (iii) at the time of such consolidation or merger and immediately after giving effect thereto, no Default or Event of Default would exist;
(c)    the Company may sell or otherwise dispose of all or substantially all of its assets to any Person for consideration which represents the fair market value of such assets (as determined in good faith by a Senior Financial Officer of the Company) at the time of such sale or other disposition if (i) the acquiring Person (the “Acquiring Person”) is a corporation or limited liability company organized under the laws of any state of the United States or the District of Columbia or Canada or a Province of Canada, (ii) the due and punctual payment of the principal of and premium, if any, and interest on all the Notes, according to their tenor, and the due and punctual performance and observance of all of the covenants in the Notes and in this Agreement to be performed or observed by the Company are expressly assumed in writing by the Acquiring Person and the Acquiring Person shall furnish to the holders of the Notes an opinion of counsel satisfactory to the Required Holders to the effect that the instrument of assumption has been duly authorized, executed and delivered and constitutes the legal, valid and binding contract and agreement of such Acquiring Person enforceable in accordance with its terms, except as enforcement of such terms may be limited by bankruptcy, insolvency, reorganization, moratorium and similar laws affecting the enforcement of creditors’ rights generally and by general equitable principles, and (iii) at the time of such sale or disposition and immediately after giving effect thereto, no Default or Event of Default would exist.
Section 10.6.    Sale of Assets. The Company will not, and will not permit any Significant Subsidiary to, sell, lease, transfer, abandon or otherwise dispose of assets (except assets sold in the ordinary course of business for fair market value); provided that the foregoing restrictions do not apply to:
(a)    the sale, lease, transfer or other disposition of assets of a Significant Subsidiary to the Company or a Wholly‑owned Significant Subsidiary; or
(b)    the sale of assets for cash or other property to a Person or Persons other than an Affiliate if all of the following conditions are met:
(i)    such assets (valued at net book value) do not, together with all other assets of the Company and its Significant Subsidiaries previously disposed of during the twelve‑month period then ending (other than in the ordinary course of business), exceed 15% of Consolidated Tangible Net Assets determined as of the end of the immediately preceding fiscal year;
(ii)    in the opinion of a Senior Financial Officer of the Company, the sale is for fair value and is in the best interests of the Company; and
(iii)    immediately before and immediately after the consummation of the transaction and after giving effect thereto, no Default or Event of Default would exist;
provided, however, that for purposes of the foregoing calculation, there shall not be included any assets the proceeds of which were or are applied within 12 months of the date of sale of such assets to either (A) the acquisition of assets useful and intended to be used in the operation of the business of the Company and its Significant Subsidiaries and having a fair market value (as determined in good faith by a Senior Financial Officer of the Company at least equal to that of the assets so disposed of or (B) the prepayment at any applicable prepayment premium, on a pro rata basis, of Senior Debt of the Company. It is understood and agreed by the Company that any such proceeds paid and applied to the prepayment of the Notes as hereinabove provided shall be offered and prepaid as and to the extent provided below:
(w)    the offer to prepay Notes contemplated by this Section 10.6 shall be an offer to each of the holders of the Notes to prepay on the Business Day specified in such offer, which date shall be not less than 30 days and not more than 120 days after the date of such offer (if the proposed prepayment date shall not be specified in such offer, the proposed prepayment date shall be the first Business Day after the 45th day after the date of such offer), all, or a pro rata part of, the Notes held by such holder (i) in the case of a voluntary sale, lease, transfer or other disposition of assets, at 100% of the principal amount so prepaid, together with interest accrued thereon to the date of prepayment, and the Make‑Whole Amount (to be calculated as of the prepayment date) or (ii) in the case of a sale, lease, transfer or other disposition of assets required by laws, ordinances or governmental rules or regulations to which the Company or such Significant Subsidiary is subject, at par and without payment of Make‑Whole Amount or other premium;
(x)    any holder of the Notes may accept or decline any offer of prepayment pursuant to this Section 10.6 by causing a notice of such acceptance or rejection to be delivered to the Company not later than 15 days after receipt by such holder of such offer of prepayment;
(y)    the failure of any such holder to accept or decline any such offer of prepayment shall be deemed to be an election by such holder to decline such prepayment; and
(z)    if such offer is so accepted, the proceeds so offered towards the prepayment of the Notes and accepted shall be prepaid and applied to 100% of the principal amount to be prepaid, together with interest accrued thereon to the date of such prepayment and (i) in the case of a voluntary sale, lease, transfer or other disposition of assets, with the Make‑Whole Amount (to be calculated as of the prepayment date) or (ii) in the case of a sale, lease, transfer or other disposition of assets required by laws, ordinances or governmental rules or regulations to which the Company or such Significant Subsidiary is subject, at par and without payment of Make‑Whole Amount or other premium.
To the extent that any holder of the Notes declines or is deemed to have declined such offer of prepayment, the amount of the prepayment offered to such holder shall be used by the Company to prepay other Debt, if any.
Notwithstanding the foregoing, the Company shall not sell, lease, transfer or otherwise dispose of Equity Interests in any Significant Subsidiary of the Company if such Significant Subsidiary would cease to be a Subsidiary as a result of such sale, lease, transfer or disposition.
Section 10.7.    Restrictive Agreements. The Company will not enter into, or permit any Significant Subsidiary to enter into, any agreement after the date hereof, or amend, supplement or otherwise modify any agreement existing on the date hereof, that imposes any restriction on the ability of any Significant Subsidiary to make payments, directly or indirectly, to its equity holders by way of dividends, advances, repayment of loans or intercompany charges, expenses and accruals or other returns on investments that is more restrictive than any such restriction applicable to such Significant Subsidiary on the date hereof.
Section 10.8.    Transactions with Affiliates. The Company will not and will not permit any Subsidiary to enter into directly or indirectly any transaction or group of related transactions (including without limitation the purchase, lease, sale or exchange of properties of any kind or the rendering of any service) with any Affiliate (other than the Company or another Subsidiary), except in the ordinary course and pursuant to the reasonable requirements of the Company’s or such Subsidiary’s business.

Section 10.9.    Line of Business. The Company will not and will not permit any Subsidiary to engage in any business if, as a result, the general nature of the business in which the Company and its Subsidiaries, taken as a whole, would then be engaged would be substantially changed from the business of owning and operating transmission-only electric utilities as described in the Memorandum.
Section 10.10.    LLC Agreement. The Company shall not amend or modify the LLC Agreement in any manner that could reasonably be expected to result in a Material Adverse Effect.
Section 10.11.    Terrorism Sanctions Regulations. The Company will not and will not permit any Controlled Entity to (a) become a Blocked Person or (b) have any investments in or engage in any dealings or transactions with any Blocked Person except in accordance with applicable law and in a manner where such investments, transactions or dealings would not cause the purchase, holding or receipt of any payment or exercise of any rights in respect of any Note by the holder thereof to be in violation of any laws or regulations administered by OFAC.

Section 11.	Events of Default.
An “Event of Default” shall exist if any of the following conditions or events shall occur and be continuing:
(a)    the Company defaults in the payment of any principal or Make‑Whole Amount, if any, on any Note when the same becomes due and payable, whether at maturity or at a date fixed for prepayment or by declaration or otherwise; or
(b)    the Company defaults in the payment of any interest on any Note for more than five Business Days after the same becomes due and payable; or
(c)    the Company defaults in the performance of or compliance with (i) any term contained in Section 7.1(d) or Sections 10.1 through 10.4 or (ii) any covenant in a Supplemental Note Purchase Agreement which specifically provides that it shall have the benefit of this Section 11(c)(ii); or
(d)    (i) the Company defaults in the performance of or compliance with any term contained herein (other than those referred to in Sections 11(a), (b) and (c)), and such default is not remedied within 30 days after the earlier of (A) a Responsible Officer obtaining actual knowledge of such default and (B) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)(i))) or (ii) the Company defaults in the performance of or compliance with any term contained in any Supplemental Note Purchase Agreement (other than those referred to in Sections 11(a), (b) and (c)) and such default is not remedied within 30 days after the earlier of (Y) a Responsible Officer obtaining actual knowledge of such default and (Z) the Company receiving written notice of such default from any holder of a Note (any such written notice to be identified as a “notice of default” and to refer specifically to this Section 11(d)(ii)); or
(e)    (i) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in this Agreement or in any writing furnished in connection with the transactions contemplated hereby proves to have been false or incorrect in any material respect on the date as of which made or (ii) any representation or warranty made in writing by or on behalf of the Company or by any officer of the Company in any Supplemental Note Purchase Agreement or in any writing furnished in connection with the transactions contemplated hereby or thereby proves to have been false or incorrect in any material respect on the date as of which made; or
(f)    (i) the Company or any Significant Subsidiary is in default (as principal or as guarantor or other surety) in the payment of any principal of or premium or make-whole amount or interest on any Debt outstanding in a principal or notional amount of at least the Threshold Amount beyond any period of grace provided with respect thereto, or (ii) any other event shall occur or condition shall exist under any agreement or instrument relating to Debt of the Company or any Significant Subsidiary outstanding in a principal or notional amount of at least the Threshold Amount if the effect of such event or condition is to accelerate or require early termination of the maturity or tenor of such Debt, or any such Debt shall be declared to be due and payable, or required to be prepaid or redeemed (other than by a regularly scheduled required prepayment or redemption), terminated, purchased or defeased, or an offer to prepay, redeem, purchase or defease such Debt shall be required to be made, in each case prior to the stated maturity or the original tenor thereof; or
(g)    the Company or any Significant Subsidiary (i) is generally not paying, or admits in writing its inability to pay, its debts as they become due, (ii) files, or consents by answer or otherwise to the filing against it of, a petition for relief or reorganization or arrangement or any other petition in bankruptcy, for liquidation or to take advantage of any bankruptcy, insolvency, reorganization, moratorium or other similar law of any jurisdiction, (iii) makes an assignment for the benefit of its creditors, (iv) consents to the appointment of a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, (v) is adjudicated as insolvent or to be liquidated, or (vi) takes legal action for the purpose of any of the foregoing; or
(h)    a court or Governmental Authority of competent jurisdiction enters an order appointing, without consent by the Company or any of its Significant Subsidiaries, a custodian, receiver, trustee or other officer with similar powers with respect to it or with respect to any substantial part of its property, or constituting an order for relief or approving a petition for relief or reorganization or any other petition in bankruptcy or for liquidation or to take advantage of any bankruptcy or insolvency law of any jurisdiction, or ordering the dissolution, winding‑up or liquidation of the Company or any of its Significant Subsidiaries, or any such petition shall be filed against the Company or any of its Significant Subsidiaries and such petition shall not be dismissed within 60 days; or

(i)    the Company shall cease to exist or be deemed to cease to exist as a limited liability company under the laws of the State of Delaware, whether by voluntary or involuntary winding‑up, liquidation, dissolution or termination, or proceedings are initiated to wind‑up, liquidate, dissolve or terminate the Company or an event occurs which, by operation of law or by an agreement of its members, or otherwise, would result in a winding‑up, liquidation or dissolution, or termination of the Company; or
(j)    any judgment or order for the payment of money in excess of the Threshold Amount to the extent not paid or insured shall be rendered against the Company or any Significant Subsidiary and either (i) enforcement proceedings shall have been commenced by any creditor upon such judgment or order or (ii) there shall be any period of 30 consecutive days during which a stay of enforcement of such judgment or order, by reason of a pending appeal or otherwise, shall not be in effect; or
(k)    if (i) any Plan which is a pension plan within the meaning of section 3(2) of ERISA shall fail to satisfy the minimum funding standards of ERISA or the Code for any plan year or part thereof or a waiver of such standards or extension of any amortization period is sought or granted under section 412 of the Code, (ii) a notice of intent to terminate any Plan shall have been or is reasonably expected to be filed with the PBGC or the PBGC shall have instituted proceedings under ERISA section 4042 to terminate or appoint a trustee to administer any Plan or the PBGC shall have notified the Company or any ERISA Affiliate that a Plan may become a subject of any such proceedings, (iii) the “adjusted funding target attainment percentage” (within the meaning of section 303 of ERISA) under each Plan that is subject to the funding requirements of section 302 of ERISA or section 412 of the Code, as most recently certified by the Plan’s actuary, shall be less than 70%, (iv) the Company or any ERISA Affiliate shall have incurred or is reasonably expected to incur any liability with respect to any Plan pursuant to Title I or IV of ERISA (other than such liability for benefits as may be incurred in connection with the administration of such Plan) or the penalty or excise tax provisions of the Code relating to employee benefit plans, (v) the Company or any ERISA Affiliate withdraws from any Multiemployer Plan, or (vi) the Company or any Subsidiary establishes or amends any employee welfare benefit plan that provides post‑employment welfare benefits in a manner that would increase the liability of the Company or any Subsidiary thereunder; and any such event or events described in clauses (i) through (vi) above, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect; or
(l)    the LLC Agreement shall cease to be in full force and effect for any reason whatsoever, including, without limitation, a determination by any Governmental Authority that the LLC Agreement is invalid, void or unenforceable or any party to the LLC Agreement shall contest or deny in writing the validity or enforceability of any of its obligations under such LLC Agreement and any such event, either individually or together with any other such event or events, would reasonably be expected to have a Material Adverse Effect.

As used in Section 11(k), the terms “employee benefit plan” and “employee welfare benefit plan” shall have the respective meanings assigned to such terms in section 3 of ERISA.

Section 12.	Remedies on Default, Etc.
Section 12.1.    Acceleration. (a) If an Event of Default with respect to the Company described in Section 11(g) or (h) (other than an Event of Default described in clause (i) of Section 11(g) or described in clause (vi) of Section 11(g) by virtue of the fact that such clause encompasses clause (i) of Section 11(g)) has occurred, all the Notes then outstanding shall automatically become immediately due and payable.
(b)    If any other Event of Default (other than an Event of Default described in Section 11(c)(ii), (d)(ii) or (e)(ii)) has occurred and is continuing, the Required Holders may at any time at its or their option, by notice or notices to the Company, declare all the Notes then outstanding to be immediately due and payable.
(c)    If any Event of Default described in Section 11(c)(ii), (d)(ii) or (e)(ii) has occurred and is continuing with respect to a Series of Notes, the holders of at least 51% in principal amount of the Notes of such Series at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates) may at any time at its or their option, by notice or notices to the Company, declare all the Notes of such Series then outstanding to be immediately due and payable.
(d)    If any Event of Default described in Section 11(a) or (b) has occurred and is continuing, any holder or holders of Notes at the time outstanding affected by such Event of Default may at any time, at its or their option, by notice or notices to the Company, declare all the Notes held by it or them to be immediately due and payable.
Upon any Notes becoming due and payable under this Section 12.1, whether automatically or by declaration, such Notes will forthwith mature and the entire unpaid principal amount of such Notes, plus (i) all accrued and unpaid interest thereon (including, but not limited to, interest accrued thereon at the Default Rate) and (ii) the Make‑Whole Amount determined in respect of such principal amount (to the full extent permitted by applicable law), shall all be immediately due and payable, in each and every case without presentment, demand, protest or further notice, all of which are hereby waived. The Company acknowledges, and the parties hereto agree, that each holder of a Note has the right to maintain its investment in the Notes free from repayment by the Company (except as herein specifically provided for), and that the provision for payment of a Make‑Whole Amount by the Company in the event that the Notes are prepaid or are accelerated as a result of an Event of Default, is intended to provide compensation for the deprivation of such right under such circumstances.
Section 12.2.    Other Remedies. If any Default or Event of Default has occurred and is continuing, and irrespective of whether any Notes have become or have been declared immediately due and payable under Section 12.1, the holder of any Note at the time outstanding may proceed to protect and enforce the rights of such holder by an action at law, suit in equity or other appropriate proceeding, whether for the specific performance of any agreement contained herein or in any Note, or for an injunction against a violation of any of the terms hereof or thereof, or in aid of the exercise of any power granted hereby or thereby or by law or otherwise.
Section 12.3.    Rescission. At any time after (i) any Notes have been declared due and payable pursuant to Section 12.1(b) or (d), the Required Holders, or (ii) Notes of any Series have been declared due and payable pursuant to Section 12.1(c), the holders of at least 51% in principal amount of the Notes of such Series then outstanding (exclusive of Notes then owned by the Company or any of its Affiliates), by written notice to the Company, may rescind and annul any such declaration and its consequences if (a) the Company has paid all overdue interest on the Notes, all principal of and Make‑Whole Amount, if any, on any Notes that are due and payable and are unpaid other than by reason of such declaration, and all interest on such overdue principal and Make‑Whole Amount, if any, and (to the extent permitted by applicable law) any overdue interest in respect of the Notes, at the Default Rate, (b) neither the Company nor any other Person shall have paid any amounts which have become due solely by reason of such declaration, (c) all Events of Default and Defaults, other than non‑payment of amounts that have become due solely by reason of such declaration, have been cured or have been waived pursuant to Section 17, and (d) no judgment or decree has been entered for the payment of any monies due pursuant hereto or to the Notes. No rescission and annulment under this Section 12.3 will extend to or affect any subsequent Event of Default or Default or impair any right consequent thereon.
Section 12.4.    No Waivers or Election of Remedies, Expenses, Etc. No course of dealing and no delay on the part of any holder of any Note in exercising any right, power or remedy shall operate as a waiver thereof or otherwise prejudice such holder’s rights, powers or remedies. No right, power or remedy conferred by this Agreement or by any Note upon any holder thereof shall be exclusive of any other right, power or remedy referred to herein or therein or now or hereafter available at law, in equity, by statute or otherwise. Without limiting the obligations of the Company under Section 15, the Company will pay to the holder of each Note on demand such further amount as shall be sufficient to cover all costs and expenses of such holder incurred in any enforcement or collection under this Section 12, including, without limitation, reasonable attorneys’ fees, expenses and disbursements of one special counsel for all holders of the Notes.

Section 13.	Registration; Exchange; Substitution of Notes.
Section 13.1.    Registration of Notes. The Company shall keep at its principal executive office a register for the registration and registration of transfers of Notes. The name and address of each holder of one or more Notes, each transfer thereof and the name and address of each transferee of one or more Notes shall be registered in such register. Prior to due presentment for registration of transfer, the Person in whose name any Note shall be registered shall be deemed and treated as the owner and holder thereof for all purposes hereof, and the Company shall not be affected by any notice or knowledge to the contrary. The Company shall give to any holder of a Note that is an Institutional Investor promptly upon request therefor, a complete and correct copy of the names and addresses of all registered holders of Notes.
Section 13.2.    Transfer and Exchange of Notes. Upon surrender of any Note to the Company at the address and to the attention of the designated officer (all as specified in

Section 18(iii)) for registration of transfer or exchange (and in the case of a surrender for registration of transfer accompanied by a written instrument of transfer duly executed by the registered holder of such Note or such holder’s attorney duly authorized in writing and accompanied by the relevant name, address and other information for notices of each transferee of such Note or part thereof), within ten Business Days thereafter, the Company shall execute and deliver, at the Company’s expense (except as provided below), one or more new Notes of the same Series and tranche, if any (as requested by the holder thereof) in exchange therefor, in an aggregate principal amount equal to the unpaid principal amount of the surrendered Note. Each such new Note shall be payable to such Person as such holder may request and shall be substantially in the form of Exhibit 1‑A, 1‑B, 1‑C, 1‑D, 1‑E or 1.2, as the case may be. Each such new Note shall be dated and bear interest from the date to which interest shall have been paid on the surrendered Note or dated the date of the surrendered Note if no interest shall have been paid thereon. The Company may require payment of a sum sufficient to cover any stamp tax or governmental charge imposed in respect of any such transfer of Notes. Notes shall not be transferred in denominations of less than $100,000; provided that if necessary to enable the registration of transfer by a holder of its entire holding of Notes of a Series or tranche thereof, one Note of such Series or tranche may be in a denomination of less than $100,000. Any transferee, by its acceptance of a Note registered in its name (or the name of its nominee), shall be deemed to have made the representation set forth in Section 6.2.
Section 13.3.    Replacement of Notes. Upon receipt by the Company at the address and to the attention of the designated officer (all as specified in Section 18(iii)) of evidence reasonably satisfactory to it of the ownership of and the loss, theft, destruction or mutilation of any Note (which evidence shall be, in the case of an Institutional Investor, notice from such Institutional Investor of such ownership and such loss, theft, destruction or mutilation), and
(a)    in the case of loss, theft or destruction, of indemnity reasonably satisfactory to it (provided that if the holder of such Note is, or is a nominee for, an original Purchaser or another holder of a Note with a minimum net worth of at least $50,000,000 or a Qualified Institutional Buyer, such Person’s own unsecured agreement of indemnity shall be deemed to be satisfactory), or
(b)    in the case of mutilation, upon surrender and cancellation thereof, within twenty Business Days thereafter, the Company at its own expense shall execute and deliver, in lieu thereof, a new Note of the same Series or tranche, if any, dated and bearing interest from the date to which interest shall have been paid on such lost, stolen, destroyed or mutilated Note or dated the date of such lost, stolen, destroyed or mutilated Note if no interest shall have been paid thereon.

Section 14.	Payments on Notes.
Section 14.1.    Place of Payment. Subject to Section 14.2, payments of principal, Make‑Whole Amount, if any, and interest becoming due and payable on the Notes shall be made in New York, New York at the principal office of Citibank N.A. in such jurisdiction. The Company may at any time, by notice to each holder of a Note, change the place of payment of the Notes so long as such place of payment shall be either the principal office of the Company in such jurisdiction or the principal office of a bank or trust company in such jurisdiction.
Section 14.2.    Home Office Payment. So long as any Purchaser or its nominee shall be the holder of any Note, and notwithstanding anything contained in Section 14.1 or in such Note to the contrary, the Company will pay all sums becoming due on such Note for principal, Make‑Whole Amount, if any, and interest by the method and at the address specified for such purpose below such Purchaser’s name in Schedule A hereto or in any Supplemental Note Purchase Agreement, as the case may be, or by such other method or at such other address as such Purchaser shall have from time to time specified to the Company in writing for such purpose, without the presentation or surrender of such Note or the making of any notation thereon, except that upon written request of the Company made concurrently with or reasonably promptly after payment or prepayment in full of any Note, such Purchaser shall surrender such Note for cancellation, reasonably promptly after any such request, to the Company at its principal executive office or at the place of payment most recently designated by the Company pursuant to Section 14.1. The Company will make such payments in immediately available funds, no later than 11:00 a.m. New York time on the date due. If for any reason whatsoever the Company does not make any such payment by such 11:00 a.m. transmittal time, such payment shall be deemed to have been made on the next following Business Day and such payment shall bear interest at the Default Rate set forth in the Note. Prior to any sale or other disposition of any Note held by a Purchaser or its nominee, such Purchaser will, at its election, either endorse thereon the amount of principal paid thereon and the last date to which interest has been paid thereon or surrender such Note to the Company in exchange for a new Note or Notes of the same Series and tranche, if any, pursuant to Section 13.2. The Company will afford the benefits of this Section 14.2 to any Institutional Investor that is the direct or indirect transferee of any Note purchased by a Purchaser under this Agreement and that has made the same agreement relating to such Note as the Purchasers have made in this Section 14.2.

Section 15.	Expenses, Etc.
Section 15.1.    Transaction Expenses. Whether or not the transactions contemplated hereby are consummated, the Company will pay all costs and expenses (including reasonable attorneys’ fees of a special counsel and, if reasonably required by the Required Holders, local or other counsel) incurred by the Purchasers and each other holder of a Note in connection with such transactions and in connection with any amendments, waivers or consents under or in respect of this Agreement or the Notes (whether or not such amendment, waiver or consent becomes effective), including, without limitation: (a) the costs and expenses incurred in enforcing or defending (or determining whether or how to enforce or defend) any rights under this Agreement or the Notes or in responding to any subpoena or other legal process or informal investigative demand issued in connection with this Agreement or the Notes, or by reason of being a holder of any Note and (b) the costs and expenses, including financial advisors’ fees, incurred in connection with the insolvency or bankruptcy of the Company or any Subsidiary or in connection with any work‑out or restructuring of the transactions contemplated hereby and by the Notes. The Company will pay, and will save each Purchaser and each other holder of a Note harmless from, all claims in respect of any fees, costs or expenses, if any, of brokers and finders

(other than those, if any, retained by a Purchaser or other holder in connection with its purchase of the Notes).
Section 15.2.    Survival. The obligations of the Company under this Section 15 will survive the payment or transfer of any Note, the enforcement, amendment or waiver of any provision of this Agreement or the Notes, and the termination of this Agreement.

Section 16.	Survival of Representations and Warranties; Entire Agreement.
All representations and warranties contained herein shall survive the execution and delivery of this Agreement and the Notes, the purchase or transfer by any Purchaser of any Note or portion thereof or interest therein and the payment of any Note, and may be relied upon by any subsequent holder of a Note, regardless of any investigation made at any time by or on behalf of such Purchaser or any other holder of a Note. All statements contained in any certificate or other instrument delivered by or on behalf of the Company pursuant to this Agreement shall be deemed representations and warranties of the Company under this Agreement. Subject to the preceding sentence, this Agreement and the Notes embody the entire agreement and understanding between each Purchaser and the Company and supersede all prior agreements and understandings relating to the subject matter hereof.

Section 17.	Amendment and Waiver.
Section 17.1.    Requirements. (a) This Agreement (including any Supplement hereto) and the Notes may be amended, and the observance of any term hereof or of the Notes may be waived (either retroactively or prospectively), with (and only with) the written consent of the Company and the Required Holders, except that (a) no amendment or waiver of any of the provisions of Section 1, 2, 3, 4, 5, 6 or 21 hereof or the corresponding provision of any Supplement, or any defined term (as it is used in any such section or such corresponding provision of any Supplement), will be effective as to any Purchaser unless consented to by such Purchaser in writing, and (b) no such amendment or waiver may, without the written consent of the holder of each Note at the time outstanding affected thereby, (i) subject to the provisions of Section 12 relating to acceleration or rescission, change the amount or time of any prepayment or payment of principal of, or reduce the rate or change the time of payment or method of computation of interest or of the Make~~-~~‑Whole Amount on, the Notes, (ii) change the percentage of the principal amount of the Notes the holders of which are required to consent to any such amendment or waiver, or (iii) amend any of Section 8 (except as permitted by Section 17.1(b)), 11(a), 11(b), 12, 17 or 20; provided that, anything contained in this Section 17.1 or Section 17.2 to the contrary notwithstanding, if for any reason whatsoever it becomes necessary or appropriate to enter into any amendment of this Agreement or any waiver with respect to compliance herewith by the Company during the period from and including the First Initial Closing through and including the Second Initial Closing, each of the Purchasers listed on Schedule A as purchasers of the Tranche D Notes and the Tranche E Notes shall be deemed to be the holder of an aggregate principal amount of outstanding Tranche D Notes and Tranche E Notes set opposite such entity’s name in Schedule A hereto, (i) for purposes of any determination of the percentage of holders of the Notes required to grant or deny such requested amendment or waiver and (ii) for purposes of any determination of any payment of remuneration, whether by way of supplemental or additional interest, fee or otherwise pursuant to Section 17.2, notwithstanding that the issuance, sale and delivery of the Tranche D Notes and the Tranche E Notes on the Second Initial Closing and the Third Initial Closing, respectively, has not been consummated at the time such amendment or waiver is requested or such payment of remuneration is determined pursuant to Section 17.2; provided, further, that, anything contained in this Section 17.1 or Section 17.2 to the contrary notwithstanding, if for any reason whatsoever it becomes necessary or appropriate to enter into any amendment of this Agreement or any waiver with respect to compliance herewith by the Company during the period from and including the Second Initial Closing through and including the Third Initial Closing, each of the Purchasers listed on Schedule A as purchasers of the Tranche E Notes shall be deemed to be the holder of an aggregate principal amount of outstanding Tranche E Notes set opposite such entity’s name in Schedule A hereto, (i) for purposes of any determination of the percentage of holders of the Notes required to grant or deny such requested amendment or waiver and (ii) for purposes of any determination of any payment of remuneration, whether by way of supplemental or additional interest, fee or otherwise pursuant to Section 17.2, notwithstanding that the issuance, sale and delivery of the Tranche E Notes on the Third Initial Closing has not been consummated at the time such amendment or waiver is requested or such payment of remuneration is determined pursuant to Section 17.2. If for any reason whatsoever, the Tranche D Notes and the Tranche E Notes to be issued to the Purchasers listed on Schedule A as purchasers of the Tranche D Notes and the Tranche E Notes are not issued at the Second Initial Closing and the Third Initial Closing, respectively, any such amendment or waiver entered into as contemplated by the foregoing proviso of this Section 17.1 shall, at the option of the Required Holders of the then outstanding Notes, be deemed null and void.
(b)    Change to Supplemental Note Purchase Agreements. Notwithstanding anything to the contrary contained in Section 17.1(a), with the prior written consent of (i) the Company and all of the holders of a Series of Notes (A) the interest rate on the Notes of such Series may be reduced, (B) the time of payment of interest on such Series which results in an effective reduction in the interest rate may be changed, (C) the Make-Whole Amount (or other prepayment premium, if applicable) (or method of computation thereof) associated with such Series of Notes may be changed, and (D) subject to the provisions of Section 12 relating to acceleration or rescission, the time of or amount of any prepayment or payment of principal may be changed, and (ii) the Company and the holders of at least 51% in principal amount of the Notes of a Series at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates), (Y) the interest rate on the Notes of such Series may be increased, including any increase in the frequency of payment of such interest which results in an effective increase in the interest rate and (Z) any term or provision set forth in a Supplemental Note Purchase Agreement, which term or provision is applicable only to the Note or Notes of the Series issued pursuant to such Supplemental Note Purchase Agreement, may be amended, and the observance of any such term may be waived (either retroactively or prospectively), in each case, without any requirements to obtain the prior written consent of the holders of any other Series of Notes.
(c)    Issuance of Supplemental Notes. Notwithstanding anything to the contrary contained herein, the Company may enter into any Supplemental Note Purchase Agreement providing for the issuance of one or more Series of Supplemental Note consistent with

Sections 1.2 and 2.2 hereof without obtaining the consent of any holder of any other Series of Notes.
Section 17.2.    Solicitation of Holders of Notes.
(a)    Solicitation. The Company will provide each holder of the Notes (irrespective of the amount, Series or tranche of Notes then owned by it) with sufficient information, sufficiently far in advance of the date a decision is required, to enable such holder to make an informed and considered decision with respect to any proposed amendment, waiver or consent in respect of any of the provisions hereof or of the Notes. The Company will deliver executed or true and correct copies of each amendment, waiver or consent effected pursuant to the provisions of this Section 17 to each holder of outstanding Notes promptly following the date on which it is executed and delivered by, or receives the consent or approval of, the requisite holders of Notes.
(b)    Payment. The Company will not directly or indirectly pay or cause to be paid any remuneration, whether by way of supplemental or additional interest, fee or otherwise, or grant any security or provide other credit support, to any holder of Notes as consideration for or as an inducement to the entering into by any holder of Notes of any waiver or amendment of any of the terms and provisions hereof or of any Note unless such remuneration is concurrently paid, or security is concurrently granted or other credit support concurrently provided, on the same terms, ratably to each holder of Notes then outstanding even if such holder did not consent to such waiver or amendment.
(c)    Consent in Contemplation of Transfer. Any consent made pursuant to this Section 17.2 by the holder of any Note that has transferred or has agreed to transfer, or accepted an offer of prepayment of such Note to the Company, any Subsidiary or any Affiliate of the Company and has provided or has agreed to provide such written consent as a condition to such transfer or prepayment shall be void and of no force or effect except solely as to such holder with respect to such Note, and any amendments effected or waivers granted or to be effected or granted that would not have been or would not be so effected or granted but for such consent (and the consents of all other holders of Notes that were acquired under the same or similar conditions) shall be void and of no force or effect except solely as to such transferring holder or holder whose Note is being prepaid.
Section 17.3.    Binding Effect, Etc. Any amendment or waiver consented to as provided in this Section 17 applies equally to all holders of each Series of Notes and is binding upon them and upon each future holder of any Note of any Series and upon the Company without regard to whether such Note has been marked to indicate such amendment or waiver. No such amendment or waiver will extend to or affect any obligation, covenant, agreement, Default or Event of Default not expressly amended or waived or impair any right consequent thereon. No course of dealing between the Company and the holder of any Note of any Series nor any delay in exercising any rights hereunder or under any Note of any Series shall operate as a waiver of any rights of any holder of such Note. As used herein, the term “this Agreement” and references thereto shall mean this Agreement as it may from time to time be amended or supplemented.

Section 17.4.    Notes Held by Company, Etc. Solely for the purpose of determining whether the holders of the requisite percentage of the aggregate principal amount of Notes then outstanding approved or consented to any amendment, waiver or consent to be given under this Agreement or the Notes, or have directed the taking of any action provided herein or in the Notes to be taken upon the direction of the holders of a specified percentage of the aggregate principal amount of Notes of any Series then outstanding, Notes directly or indirectly owned by the Company or any of its Affiliates shall be deemed not to be outstanding.

Section 18.	Notices.
All notices and communications provided for hereunder shall be in writing and sent (a) by telefacsimile if the sender on the same day sends a confirming copy of such notice by a recognized overnight delivery service (charges prepaid), or (b) by registered or certified mail with return receipt requested (postage prepaid), or (c) by a recognized overnight delivery service (with charges prepaid). Any such notice must be sent:
(i)    if to any Purchaser or its nominee, to such Purchaser or nominee at the address specified for such communications in Schedule A hereto or in a Supplemental Note Purchase Agreement, or at such other address as such Purchaser or nominee shall have specified to the Company in writing,
(ii)    if to any other holder of any Note, to such holder at such address as such other holder shall have specified to the Company in writing, or
(iii)    if to the Company, to the Company at its address set forth at the beginning of this Agreement to the attention of President, or at such other address as the Company shall have specified to the holder of each Note in writing, with a copy to: American Electric Power Company, Inc., Attn: Treasurer, 1 Riverside Plaza, Columbus, Ohio  43215, Telephone: (614) 716-2800 and Fax: (614) 716-2807 and Attn: General Counsel, Telephone: (614) 716-2929, Fax: (614) 716-1560.
Notices under this Section 18 will be deemed given only when actually received.

Section 19.	Reproduction of Documents.
This Agreement and all documents relating thereto, including, without limitation, (a) consents, waivers and modifications that may hereafter be executed, (b) documents received by any Purchaser at a Closing (except the Notes themselves), and (c) financial statements, certificates and other information previously or hereafter furnished to any Purchaser, may be reproduced by such Purchaser by any photographic, photostatic, electronic, digital or other similar process and such Purchaser may destroy any original document so reproduced. The Company agrees and stipulates that, to the extent permitted by applicable law, any such reproduction shall be admissible in evidence as the original itself in any judicial or administrative proceeding (whether or not the original is in existence and whether or not such reproduction was made by such Purchaser in the regular course of business) and any enlargement, facsimile or further reproduction of such reproduction shall likewise be admissible in evidence. This

Section 19 shall not prohibit the Company or any other holder of Notes from contesting any such reproduction to the same extent that it could contest the original, or from introducing evidence to demonstrate the inaccuracy of any such reproduction.

Section 20.	Confidential Information.
For the purposes of this Section 20, “Confidential Information” means information delivered to any Purchaser by or on behalf of the Company or any Subsidiary in connection with the transactions contemplated by or otherwise pursuant to this Agreement that is proprietary in nature and that was clearly marked or labeled or otherwise adequately identified when received by such Purchaser as being confidential information of the Company or such Subsidiary; provided that such term does not include information that (a) was publicly known or otherwise known to such Purchaser prior to the time of such disclosure, (b) subsequently becomes publicly known through no act or omission by such Purchaser or any Person acting on such Purchaser’s behalf, (c) otherwise becomes known to such Purchaser other than through disclosure by the Company or any Subsidiary or (d) constitutes financial statements delivered to such Purchaser under Section 7.1 that are otherwise publicly available. Each Purchaser will maintain the confidentiality of such Confidential Information in accordance with procedures adopted by such Purchaser in good faith to protect confidential information of third parties delivered to such Purchaser; provided that such Purchaser may deliver or disclose Confidential Information to (i) its directors, trustees, officers, employees, agents, attorneys and affiliates (to the extent such disclosure reasonably relates to the administration of the investment represented by its Notes), (ii) its financial advisors and other professional advisors who agree to hold confidential the Confidential Information substantially in accordance with the terms of this Section 20, (iii) any other holder of any Note, (iv) any Institutional Investor to which it sells or offers to sell such Note or any part thereof or any participation therein (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (v) any Person from which it offers to purchase any security of the Company (if such Person has agreed in writing prior to its receipt of such Confidential Information to be bound by the provisions of this Section 20), (vi) any federal or state regulatory authority having jurisdiction over such Purchaser, (vii) the NAIC or the SVO or, in each case, any similar organization, or any nationally recognized rating agency that requires access to information about such Purchaser’s investment portfolio, or (viii) any other Person to which such delivery or disclosure may be necessary or appropriate, (w) to effect compliance with any law, rule, regulation or order applicable to such Purchaser, (x) in response to any subpoena or other legal process, (y) in connection with any litigation to which such Purchaser is a party or (z) if an Event of Default has occurred and is continuing, to the extent such Purchaser may reasonably determine such delivery and disclosure to be necessary or appropriate in the enforcement or for the protection of the rights and remedies under such Purchaser’s Notes and this Agreement. Each holder of a Note, by its acceptance of a Note, will be deemed to have agreed to be bound by and to be entitled to the benefits of this Section 20 as though it were a party to this Agreement. On reasonable request by the Company in connection with the delivery to any holder of a Note of information required to be delivered to such holder under this Agreement or requested by such holder (other than a holder that is a party to this Agreement or its nominee), such holder will enter into an agreement with the Company embodying the provisions of this Section 20.

Section 21.	Substitution of Purchaser.
Each Purchaser shall have the right to substitute any one of its Affiliates as the purchaser of the Notes that it has agreed to purchase hereunder, by written notice to the Company, which notice shall be signed by both such Purchaser and such Affiliate, shall contain such Affiliate’s agreement to be bound by this Agreement and shall contain a confirmation by such Affiliate of the accuracy with respect to it of the representations set forth in Section 6. Upon receipt of such notice, any reference to such Purchaser in this Agreement (other than in this Section 21) shall be deemed to refer to such Affiliate in lieu of such original Purchaser. In the event that such Affiliate is so substituted as a Purchaser hereunder and such Affiliate thereafter transfers to such original Purchaser all of the Notes then held by such Affiliate, upon receipt by the Company of notice of such transfer, any reference to such Affiliate as a “Purchaser” in this Agreement (other than in this Section 21) shall no longer be deemed to refer to such Affiliate, but shall refer to such original Purchaser, and such original Purchaser shall again have all the rights of an original holder of the Notes under this Agreement.

Section 22.	Miscellaneous.
Section 22.1.    Successors and Assigns. All covenants and other agreements contained in this Agreement by or on behalf of any of the parties hereto bind and inure to the benefit of their respective successors and assigns (including, without limitation, any subsequent holder of a Note) whether so expressed or not.
Section 22.2.    Payments Due on Non‑Business Days. Anything in this Agreement or the Notes to the contrary notwithstanding (but without limiting the requirement in Section 8.4 that the notice of any optional prepayment specify a Business Day as the date fixed for such prepayment), any payment of principal of or Make‑Whole Amount or interest on any Note that is due on a date other than a Business Day shall be made on the next succeeding Business Day without including the additional days elapsed in the computation of the interest payable on such next succeeding Business Day; provided that if the maturity date of any Note is a date other than a Business Day, the payment otherwise due on such maturity date shall be made on the next succeeding Business Day and shall include the additional days elapsed in the computation of interest payable on such next succeeding Business Day.
Section 22.3.    Accounting Terms. All accounting terms used herein which are not expressly defined in this Agreement have the meanings respectively given to them in accordance with GAAP. Except as otherwise specifically provided herein, (i) all computations made pursuant to this Agreement shall be made in accordance with GAAP and (ii) all financial statements shall be prepared in accordance with GAAP. For purposes of determining compliance with the financial covenants contained in this Agreement, any election by the Company to measure an item of Debt using fair value (as permitted by Accounting Standard Codification Topic No. 825‑10‑25 - Fair Value Option or any similar accounting standard) shall be disregarded and such determination shall be made as if such election had not been made.
Section 22.4.    Severability. Any provision of this Agreement that is prohibited or unenforceable in any jurisdiction shall, as to such jurisdiction, be ineffective to the extent of such prohibition or unenforceability without invalidating the remaining provisions hereof, and any such prohibition or unenforceability in any jurisdiction shall (to the full extent permitted by law) not invalidate or render unenforceable such provision in any other jurisdiction.
Section 22.5.    Construction, Etc. Each covenant contained herein shall be construed (absent express provision to the contrary) as being independent of each other covenant contained herein, so that compliance with any one covenant shall not (absent such an express contrary provision) be deemed to excuse compliance with any other covenant. Where any provision herein refers to action to be taken by any Person, or which such Person is prohibited from taking, such provision shall be applicable whether such action is taken directly or indirectly by such Person.
For the avoidance of doubt, all Schedules and Exhibits attached to this Agreement shall be deemed to be a part hereof.
Section 22.6.    Counterparts. This Agreement may be executed in any number of counterparts, each of which shall be an original but all of which together shall constitute one instrument. Each counterpart may consist of a number of copies hereof, each signed by less than all, but together signed by all, of the parties hereto.
Section 22.7.    Governing Law. This Agreement shall be construed and enforced in accordance with, and the rights of the parties shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would permit the application of the laws of a jurisdiction other than such State.
Section 22.8.    Jurisdiction and Process; Waiver of Jury TrialSection. (a) The Company irrevocably submits to the non‑exclusive jurisdiction of any New York State or federal court sitting in the Borough of Manhattan, The City of New York, over any suit, action or proceeding arising out of or relating to this Agreement or the Notes. To the fullest extent permitted by applicable law, the Company irrevocably waives and agrees not to assert, by way of motion, as a defense or otherwise, any claim that it is not subject to the jurisdiction of any such court, any objection that it may now or hereafter have to the laying of the venue of any such suit, action or proceeding brought in any such court and any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum.
(b)    The Company consents to process being served by or on behalf of any holder of Notes in any suit, action or proceeding of the nature referred to in Section 22.8(a) by mailing a copy thereof by registered or certified mail (or any substantially similar form of mail), postage prepaid, return receipt requested, to it at its address specified in Section 18 or at such other address of which such holder shall then have been notified pursuant to said Section. The Company agrees that such service upon receipt (i) shall be deemed in every respect effective service of process upon it in any such suit, action or proceeding and (ii) shall, to the fullest extent permitted by applicable law, be taken and held to be valid personal service upon and personal delivery to it. Notices hereunder shall be conclusively presumed received as evidenced by a delivery receipt furnished by the United States Postal Service or any reputable commercial delivery service.

(c)    Nothing in this Section 22.8 shall affect the right of any holder of a Note to serve process in any manner permitted by law, or limit any right that the holders of any of the Notes may have to bring proceedings against the Company in the courts of any appropriate jurisdiction or to enforce in any lawful manner a judgment obtained in one jurisdiction in any other jurisdiction.
(d)    The parties hereto hereby waive trial by jury in any action brought on or with respect to this Agreement, the Notes or any other document executed in connection herewith or therewith.
*     *     *     *     *

If you are in agreement with the foregoing, please sign the form of agreement on a counterpart of this Agreement and return it to the Company, whereupon this Agreement shall become a binding agreement between you and the Company.

Very truly yours,

AEP Transmission Company, LLC

By /s/ Renee V. Hawkins
Name: Renee V. Hawkins
Title: Assistant Treasurer

This Agreement is hereby accepted and agreed to as of the date thereof.

John Hancock Life Insurance Company (U.S.A)

By: /s/ Recep Kendircioglu
Name: Recep Kendircioglu
Title: Managing Director

John Hancock Life & Health Insurance Company

By: /s/ Recep Kendircioglu
Name: Recep Kendircioglu
Title: Managing Director

Pacific Life Insurance Company

By: /s/ Diane W. Dales
Name: Diane W. Dales
Title: Asst. Vice President

Pacific Life & Annuity Company

By: /s/ Diane W. Dales
Name: Diane W. Dales
Title: Asst. Vice President

Guardian Life Insurance Company of America

By: /s/ Barry Scheinholtz
Name: Barry Scheinholtz
Title: Senior Director, Private Placements

Guardian Insurance & Annuity Company, Inc.

By: /s/ Barry Scheinholtz
Name: Barry Scheinholtz
Title: Senior Director, Private Placements

Massachusetts Mutual Life Insurance Company
C.M. Life Insurance Company
MassMutual Asia Limited

By: Babson Capital Management LLC as Investment Advisor
By: /s/ John B. Wheeler
Name: John B. Wheeler
Title: Managing Director

American Equity Investment Life Insurance Company

By: /s/ Jeffrey A. Fossell
Name: Jeffrey A. Fossell
Title: Authorized Signatory

Life Insurance Company of the Southwest

By: /s/ R. Scott Higgins
Name: R. Scott Higgins
Title: Senior Vice President, Sentinel Asset Management

ProAssurance Casualty Company
ProAssurance Indemnity Company, Inc.
Kansas Medical Mutual Company
National Mutual Benefit

By: Prime Advisors, Inc., its Attorney-in-Fact

By: /s/ Scott Sell
Name: Scott Sell
Title: Vice President

CMFG Life Insurance Company

By: /s/ Allen R. Cantrell
Name: Allen R. Cantrell
Title: Managing Director, Investments

Information Relating to Purchasers

Name and Address of Purchaser	Principal Amount and Tranche of Series A Notes to be Purchased

Schedule A
(to Note Purchase Agreement)

Defined Terms
As used herein, the following terms have the respective meanings set forth below or set forth in the Section hereof following such term:
“Acquiring Person” is defined in Section 10.5(c).
“AEP” means American Electric Power Company, Inc., a New York corporation.
“Affiliate” means, at any time, and with respect to any Person, any other Person that at such time directly or indirectly through one or more intermediaries Controls, or is Controlled by, or is under common Control with, such first Person, and with respect to the Company, shall include any Person beneficially owning or holding, directly or indirectly, 10% or more of any class of voting or Equity Interests of the Company or any Subsidiary or any corporation of which the Company and its Subsidiaries beneficially own or hold, in the aggregate, directly or indirectly, 10% or more of any class of voting or Equity Interests. Unless the context otherwise clearly requires, any reference to an “Affiliate” is a reference to an Affiliate of the Company.
“Agreement” or “this Agreement” means this Agreement as it may from time to time be amended or supplemented, and without limiting the generality of the foregoing, shall include all Supplemental Note Purchase Agreements.
“Anti-Money Laundering Laws” is defined in Section 5.16(c).
“Blocked Person” is defined in Section 5.16(a).
“Business Day” means (a) for the purposes of Section 8.7 only, any day other than a Saturday, a Sunday or a day on which commercial banks in New York City are required or authorized to be closed, and (b) for the purposes of any other provision of this Agreement, any day other than a Saturday, a Sunday or a day on which commercial banks in New York, New York or Austin, Texas are required or authorized to be closed.
“Called Principal” is defined in Section 8.7.
“CISADA” means the Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010, United States Public Law 111195, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Closing” is defined in Section 3.
“Code” means the Internal Revenue Code of 1986, as amended from time to time, and the rules and regulations promulgated thereunder from time to time.
“Company” means AEP Transmission Company, LLC, a Delaware limited liability company or any successor that becomes such in the manner prescribed in Section 10.5.

Schedule B
(to Note Purchase Agreement)

“Confidential Information” is defined in Section 20.
“Consolidated Capital” means the sum of (a) Consolidated Debt of the Company and (b) consolidated equity of all classes of membership interests or other equity (whether common, preferred, mandatorily convertible preferred or preference) of the Company, in each case determined in accordance with GAAP but including Equity-Preferred Securities issued by the Company and its Consolidated Subsidiaries and excluding the funded pension and other post retirement benefit plans, net of tax, components of accumulated other comprehensive income (loss) of the Company and its Consolidated Subsidiaries.
“Consolidated Debt” of the Company means the total principal amount of all Debt described in clauses (a) through (e) of the definition of Debt and Guaranties of such Debt of the Company and its Consolidated Subsidiaries; excluding, however, Equity-Preferred Securities not to exceed 10% of Consolidated Capital (calculated for purposes of this clause without reference to any Equity-Preferred Securities) provided that Guaranties of Debt included in the total principal amount of Consolidated Debt shall not be added to such total principal amount, excluding, however, any Debt of the Company to a Subsidiary of the Company and any Debt of such Subsidiary of the Company to the Company.
“Consolidated Priority Debt” means all Priority Debt of the Company and its Subsidiaries determined on a consolidated basis eliminating inter‑company items.
“Consolidated Subsidiary” means, with respect to any Person at any time, any Subsidiary or other Person the accounts of which would be consolidated with those of such first Person in its consolidated financial statements in accordance with GAAP.
“Consolidated Tangible Net Assets” means, on any date of determination and with respect to the Company at any time, the total of all assets (including revaluations thereof as a result of commercial appraisals, price level restatement or otherwise) appearing on the consolidated balance sheet of the Company and its Consolidated Subsidiaries most recently delivered to the holders of the Notes pursuant to Section 7.1 as of such date of determination, net of applicable reserves and deductions, but excluding goodwill, trade names, trademarks, patents, unamortized debt discount and all other like intangible assets (which term shall not be construed to include such revaluations), less the aggregate of the consolidated current liabilities of the Company and its Consolidated Subsidiaries appearing on such balance sheet.
“Control” means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Controlled Entity” means any of the Subsidiaries of the Company and any of their or the Company’s respective Controlled Affiliates.
“Credit Facility” means any credit, revolving loan, note or other like agreement between the Company and one or more lenders or purchasers with the commitment from such lenders or purchasers to extend credit thereunder to the Company not being less than U.S. $50,000,000.

“Debt” of any Person means, without duplication,
(a)    all indebtedness of such Person for borrowed money,
(b)    all obligations of such Person for the deferred purchase price of property or services (other than trade payables not overdue by more than 60 days incurred in the ordinary course of such Person’s business),
(c)    all obligations of such Person evidenced by notes, bonds, debentures or other similar instruments,
(d)    all obligations of such Person as lessee under leases that have been, in accordance with GAAP, recorded as capital leases,
(e)    all obligations of such Person in respect of reimbursement agreements with respect to acceptances, letters of credit (other than trade letters of credit) or similar extensions of credit,
(f)     all Guaranties, and
(g)    all reasonably quantifiable obligations under indemnities or under support or capital contribution agreements, and other reasonably quantifiable obligations (contingent or otherwise) to purchase or otherwise to assure a creditor against loss in respect of, or to assure an obligee against loss in respect of, all Debt of others referred to in clauses (a) through (f) above guaranteed directly or indirectly in any manner by such Person, or in effect guaranteed directly or indirectly by such Person through an agreement (i) to pay or purchase such Debt or to advance or supply funds for the payment or purchase of such Debt, (ii) to purchase, sell or lease (as lessee or lessor) property, or to purchase or sell services, primarily for the purpose of enabling the debtor to make payment of such Debt or to assure the holder of such Debt against loss, (iii) to supply funds to or in any other manner invest in the debtor (including any agreement to pay for property or services irrespective of whether such property is received or such services are rendered) or (iv) otherwise to assure a creditor against loss.
“Default” means an event or condition the occurrence or existence of which would, with the lapse of time or the giving of notice or both, become an Event of Default.
“Default Rate” means that rate of interest that is the greater of (i) 2% per annum above the rate of interest stated in clause (a) of the first paragraph of the applicable Note or (ii) 2% over the rate of interest publicly announced by Citibank, N.A., in New York, New York as its “base” or “prime” rate.
“Disclosure Documents” is defined in Section 5.3.
“Discounted Value” is defined in Section 8.7.

“Dollars” and the “$” means the lawful currency of the United States of America.
“Electronic Delivery” is defined in Section 7.1(a).
“Eligible Purchasers” means any Initial Purchaser of the Series A Notes and additional Institutional Investors.
“Environmental Laws” means any and all federal, state, local, and foreign statutes, laws, regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses, agreements or governmental restrictions relating to pollution and the protection of the environment or the release of any materials into the environment, including but not limited to those related to Hazardous Materials.
“Equity Interests” means, in the case of a corporation, shares of capital stock of any class or series, including warrants, rights, participating interests or options to purchase or otherwise acquire any class or series of capital stock or Securities exchangeable for or convertible into any class or series of capital stock, and in the case of any limited liability company or other entity shall mean any class or series of limited liability company interests or like interests constituting equity, and in the case of each of the foregoing, any part or portion thereof or participation in any of the foregoing.
“Equity-Preferred Securities” means (i) debt or preferred securities that are mandatorily convertible or mandatorily exchangeable into common shares of the Company and (ii) any other securities, however denominated, including but not limited to hybrid capital and trust originated preferred securities, (A) issued by the Company or any Consolidated Subsidiary of the Company, (B) that are not subject to mandatory redemption or the underlying securities, if any, of which are not subject to mandatory redemption, (C) that are perpetual or mature no less than 30 years from the date of issuance, (D) the indebtedness issued in connection with which, including any guaranty, is subordinate in right of payment to the unsecured and unsubordinated indebtedness of the issuer of such indebtedness or guaranty, and (E) the terms of which permit the deferral of the payment of interest or distributions thereon to a date occurring after March 18, 2043.
“ERISA” means the Employee Retirement Income Security Act of 1974, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“ERISA Affiliate” means any trade or business (whether or not incorporated) that is treated as a single employer together with the Company under section 414 of the Code.
“Event of Default” is defined in Section 11.
“Exchange Act” means the Securities Exchange Act of 1934, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Execution Date” is defined in Section 3.

“First Initial Closing” is defined in Section 3.
“Fitch” means Fitch Investors Service.
“Form 10‑Q” is defined in Section 7.1(a).
“GAAP” means generally accepted accounting principles as in effect from time to time in the United States of America.
“Governmental Authority” means
(a)    the government of
(i)    the United States of America or any State or other political subdivision thereof, or
(ii)    any other jurisdiction in which the Company or any Subsidiary conducts all or any part of its business, or which asserts jurisdiction over any properties of the Company or any Subsidiary, or
(b)    any entity exercising executive, legislative, judicial, regulatory or administrative functions of, or pertaining to, any such government.
“Guaranty” of any Person means any obligation, contingent or otherwise, of such Person (i) to pay any Debt of any other Person or (ii) incurred in connection with the issuance by a third person of a guaranty of Debt of any other Person (whether such obligation arises by agreement to reimburse or indemnify such third Person or otherwise).
“Hazardous Materials” means any and all pollutants, toxic or hazardous wastes or any other substances, including all substances listed in or regulated in any Environmental law that might pose a hazard to health and safety, the removal of which may be required or the generation, manufacture, refining, production, processing, treatment, storage, handling, transportation, transfer, use, disposal, release, discharge, spillage, seepage, or filtration of which is or shall be restricted, regulated, prohibited or penalized by any applicable law including, but not limited to, asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum, petroleum products, lead based paint, radon gas or similar restricted, prohibited or penalized substances.
“holder” means, with respect to any Note, the Person in whose name such Note is registered in the register maintained by the Company pursuant to Section 13.1.
“INHAM Exemption” is defined in Section 6.2(e).
“Initial Closing” and “Initial Closings” are defined in Section 3.
“Initial Purchaser” is defined in the first paragraph of this Agreement.

“Initial Purchaser Schedule” means Schedule A to this Agreement.
“Institutional Investor” means (a) any purchaser of a Note, (b) any holder of a Note holding (together with one or more of its affiliates) more than 5% of the aggregate principal amount of the Notes then outstanding, (c) any bank, trust company, savings and loan association or other financial institution, any pension plan, any investment company, any insurance company, any broker or dealer, or any other similar financial institution or entity, regardless of legal form, and (d) any Related Fund of any holder of any Note.
“Lien” means any lien, security interest or other charge or encumbrance of any kind, or any other type of preferential arrangement, including, without limitation, the lien or retained security title of a conditional vendor and any easement, right of way or other encumbrance on title to real property.
“LLC Agreement” means the Limited Liability Company Agreement of the Company in effect from time to time.
“Make‑Whole Amount” is defined in Section 8.7.
“Material” means material in relation to the business, operations, affairs, financial condition, assets, properties, or prospects of the Company and its Subsidiaries taken as a whole.
“Material Adverse Effect” means a material adverse effect (i) on the business, condition (financial or otherwise) or operations of the Company and its Subsidiaries, taken as a whole, or (ii) that is reasonably likely to affect the legality, validity or enforceability of this Agreement, including, without limitation, under any Supplemental Note Purchase Agreement, against the Company or the ability of the Company to perform its obligations under this Agreement, including, without limitation, under any Supplemental Note Purchase Agreement, or the Notes.
“Memorandum” is defined in Section 5.3.
“Multiemployer Plan” means any Plan that is a “multiemployer plan” (as such term is defined in section 4001(a)(3) of ERISA).
“NAIC” means the National Association of Insurance Commissioners or any successor thereto.
“NAIC Annual Statement” is defined in Section 6.2(a).
“Notes” is defined in Section 1.2.
“OFAC” is defined in Section 5.16(a).
“OFAC Listed Person” is defined in Section 5.16(a).

“OFAC Sanctions Program” means all laws, regulations, Executive Orders and any economic or trade sanction that OFAC is responsible for administering and enforcing, including, without limitation 31 CFR Subtitle B, Chapter V, as amended, along with any enabling legislation; the Bank Secrecy Act; Trading with the Enemy Act; and any similar laws, regulations or orders adopted by any State within the United States. A list of economic and trade sanctions administered by OFAC may be found at http://www.ustreas.gov/offices/enforcement/ofac/programs/.
“Officer’s Certificate” means a certificate of a Senior Financial Officer or of any other officer of the Company whose responsibilities extend to the subject matter of such certificate.
“PBGC” means the Pension Benefit Guaranty Corporation referred to and defined in ERISA or any successor thereto.
“Permitted Liens” means such of the following as to which no enforcement, collection, execution, levy or foreclosure proceeding shall have been commenced:
(i)    Liens for taxes, assessments and governmental charges or levies to the extent not required to be paid under Section 9.4 hereof;
(ii)    Liens imposed by law, such as materialmen’s, mechanics’, carriers’, workmen’s and repairmen’s Liens, and other similar Liens arising in the ordinary course of business securing obligations that are not overdue for a period of more than 30 days or that are being contested in good faith by appropriate proceedings;
(iii)    Liens incurred or deposits made to secure obligations under workers’ compensation laws or similar legislation or to secure public or statutory obligations;
(iv)    easements, rights of way and other encumbrances on title to real property that do not render title to the property encumbered thereby unmarketable or materially adversely affect the use of such property for its present purposes;
(v)    any judgment Lien, unless an Event of Default under Section 11(j) shall have occurred and be continuing;
(vi)    any Lien on any asset of any Person existing at the time such Person is merged or consolidated with or into the Company or any Significant Subsidiary and not created in contemplation of such event;
(vii)    deposits made in the ordinary course of business to secure the performance of bids, trade contracts (other than for Debt), operating leases and surety bonds;
(viii)    Liens upon or in any real property or equipment acquired, constructed, improved or held by the Company or any Subsidiary in the ordinary course of business to secure the purchase price of such property or equipment or to secure Debt incurred solely for the purpose of financing the acquisition, construction or improvement of such property or equipment, or Liens existing on such property or equipment at the time of its acquisition (other than any such Liens created in contemplation of such acquisition that were not incurred to finance the acquisition of such property); and
(ix)    extensions, renewals or replacements of any Lien described in clause (iii), (vi), (vii) or (viii) for the same or a lesser amount, provided, however, that no such Lien shall extend to or cover any properties not theretofore subject to the Lien being extended, renewed or replaced.
“Person” means an individual, partnership, corporation, limited liability company, association, trust, unincorporated organization, business entity or Governmental Authority.
“Plan” means an “employee benefit plan” (as defined in section 3(3) of ERISA) subject to Title I of ERISA that is or, within the preceding five years, has been established or maintained, or to which contributions are or, within the preceding five years, have been made or required to be made, by the Company or any ERISA Affiliate or with respect to which the Company or any ERISA Affiliate may have any liability.
“Priority Debt” means, without duplication, (a) any Debt of the Company or a Subsidiary secured by a Lien created or incurred within the limitations of Section 10.3(d) and (b) any Debt of the Company’s Subsidiaries; provided that there shall be excluded from any calculation of Priority Debt, (i) the Debt of any Subsidiary owing to the Company or a Wholly‑owned Significant Subsidiary of the Company, (ii) the Debt of any Subsidiary outstanding on the date of the First Initial Closing and described on Schedule 5.15 hereto and any extension, renewal or refunding of any such Debt, and (iii) the Debt of any Person which becomes a Subsidiary after the date of the First Initial Closing and any extension, renewal or refunding thereof; provided that such Debt was not incurred in contemplation of such Person becoming a Subsidiary.
“property” or “properties” means, unless otherwise specifically limited, real or personal property of any kind, tangible or intangible, choate or inchoate.
“PTE” is defined in Section 6.2(a).
“Purchaser” means an Initial Purchaser or a Supplemental Purchaser.
“QPAM Exemption” is defined in Section 6.2(d).
“Qualified Institutional Buyer” means any Person who is a “qualified institutional buyer” within the meaning of such term as set forth in Rule 144A(a)(1) under the Securities Act.
“Reinvestment Yield” is defined in Section 8.7.

“Related Fund” means, with respect to any holder of any Note, any fund or entity that (a) invests in Securities or bank loans, and (b) is advised or managed by such holder, the same investment advisor as such holder or by an affiliate of such holder or such investment advisor.
“Remaining Average Life” is defined in Section 8.7.
“Remaining Scheduled Payments” is defined in Section 8.7.
“Required Holders” means, at any time, the holders of at least 51% in principal amount of the Notes at the time outstanding (exclusive of Notes then owned by the Company or any of its Affiliates).
“Responsible Officer” means any Senior Financial Officer and any other officer of the Company with responsibility for the administration of the relevant portion of this Agreement.
“SEC” shall mean the Securities and Exchange Commission of the United States, or any successor thereto.
“Second Initial Closing” is defined in Section 3.
“Securities” or Security” shall have the same meaning as in Section 2(1) of the Securities Act.
“Securities Act” means the Securities Act of 1933, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Senior Debt” means all Debt of the Company which is not expressed to be subordinate or junior in rank to any other Debt of the Company.
“Senior Financial Officer” means the chief financial officer, principal accounting officer, treasurer or comptroller of the Company.
“Series” means any one of or any combination of the Series A Notes and any subsequent Notes of any Series.
“Series A Notes” is defined in Section 1.1.
“Settlement Date” is defined in Section 8.7.
“Significant Subsidiary” means, at any time, any Subsidiary of the Company that constitutes at such time a “significant subsidiary” of the Company, as such term is defined in Regulation S‑X of the SEC as in effect on the date hereof (17 C.F.R. Part 210).
“Source” is defined in Section 6.2.

“Subsidiary” means, as to any Person, any other Person in which such first Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries owns sufficient equity or voting interests to enable it or them (as a group) ordinarily, in the absence of contingencies, to elect a majority of the directors (or Persons performing similar functions) of such second Person, and any partnership or joint venture if more than a 50% interest in the profits or capital thereof is owned by such Person or one or more of its Subsidiaries or such first Person and one or more of its Subsidiaries (unless such partnership can and does ordinarily take major business actions without the prior approval of such Person or one or more of its Subsidiaries). Unless the context otherwise clearly requires, any reference to a “Subsidiary” is a reference to a Subsidiary of the Company.
“Supplemental Closing” is defined in Section 2.2.
“Supplemental Closing Date” is defined in Section 2.2.
“Supplemental Note Purchase Agreement” is defined in Section 2.2.
“Supplemental Notes” is defined in Section 1.2.
“Supplemental Purchaser Schedule” means the Schedule of Purchasers of any Series of Supplemental Notes which is attached to the Supplemental Note Purchase Agreement relating to such Series.
“Supplemental Purchasers” is defined in Section 2.2.
“Surviving Person” is defined in Section 10.5(b).
“SVO” means the Securities Valuation Office of the NAIC or any successor to such Office.
“Third Initial Closing” is defined in Section 3.
“Threshold Amount” means $50,000,000.
“tranche” is defined in Section 1.2.
“Tranche A Notes” is defined in Section 1.1.
“Tranche B Notes” is defined in Section 1.1.
“Tranche C Notes” is defined in Section 1.1.
“Tranche D Notes” is defined in Section 1.1.
“Tranche E Notes” is defined in Section 1.1.

“USA Patriot Act” means United States Public Law 107‑56, Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism (USA Patriot Act) Act of 2001, as amended from time to time, and the rules and regulations promulgated thereunder from time to time in effect.
“Voting Stock” means Securities of any class or classes, the holders of which are ordinarily, in the absence of contingencies, entitled to elect the corporate directors (or Persons performing similar functions).
“Wholly‑owned Significant Subsidiary” means, at any time, any Significant Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly‑owned Significant Subsidiaries at such time.
“Wholly‑owned Subsidiary” means, at any time, any Subsidiary one hundred percent (100%) of all of the Equity Interests (except directors’ qualifying shares) and voting interests of which are owned by any one or more of the Company and the Company’s other Wholly‑owned Subsidiaries at such time.

Disclosure Materials

U.S. Private Placement Investor Road Show Presentation dated September 2012

Schedule 5.3
(to Note Purchase Agreement)

Subsidiaries of the Company and Ownership of Subsidiary Stock

List of Subsidiary Companies: each 100% owned

AEP Appalachian Transmission Company, Inc.
AEP Indiana Michigan Transmission Company, Inc.
AEP Kentucky Transmission Company, Inc.
AEP Ohio Transmission Company, Inc.
AEP Oklahoma Transmission Company, Inc.
AEP Southwestern Transmission Company, Inc.
AEP West Virginia Transmission Company, Inc.

Schedule 5.4
(to Note Purchase Agreement)

Financial Statements

AEP Transmission Company and Subsidiaries 2011 Annual Report Unaudited Consolidated Financial Statements

AEP Transmission Company and Subsidiaries 2012 Second Quarter Report Unaudited Consolidated Financial Statements

Schedule 5.5
(to Note Purchase Agreement)

ERISA Matters

January 1, 2012 Defined Benefit Adjusted Funding Target Attainment Percentage

For the American Electric Power System Retirement Plan, which is a pension plans within the meaning of section 3(2) of ERISA (other than a Multiemployer Plan) that is subject to the funding requirements of section 302 of ERISA or section 412 of the Code, the adjusted funding target attainment percentage as of January 1, 2012, as most recently certified by the Plan’s actuary on the basis of the actuarial assumptions specified for funding purposes in such Plan’s actuarial valuation report for the plan year beginning January 1, 2012, is 85.64%.

Schedule 5.12
(to Note Purchase Agreement)

Existing Debt

5.15(a)

AEP Transmission Company, LLC	$12,797,994.39
AEP Ohio Transmission Company, Inc.	$144,451,276.83
AEP Indiana Michigan Transmission Company, Inc.	$38,767,560.84
AEP Oklahoma Transmission Company, Inc.	$55,342,885.52
AEP Appalachian Transmission Company, Inc.	$495,093.64
AEP Kentucky Transmission Company, Inc.	$315,919.01
AEP Southwestern Transmission Company, Inc.	$557,073.86
AEP West Virginia Transmission Company, Inc.	$547,335.16

5.15(b)

None

5.15(c)

None

Schedule 5.15
(to Note Purchase Agreement)

Existing Debt as of the Second Initial Closing

5.15(a)

TO BE PROVIDED FOR SECOND INITIAL CLOSING

5.15(b)

TO BE PROVIDED FOR SECOND INITIAL CLOSING

Annex A
(to Note Purchase Agreement)

Existing Debt as of the Third Initial Closing

5.15(a)

TO BE PROVIDED FOR THIRD INITIAL CLOSING

5.15(b)

TO BE PROVIDED FOR THIRD INITIAL CLOSING

Annex B
(to Note Purchase Agreement)

[Form Tranche A Note]

AEP Transmission Company, LLC
3.30% Senior Notes, Series A, Tranche A, due October 18, 2022

No. [_________]	[Date]
$[____________]	PPN 00114* AA1
For Value Received, the undersigned, AEP Transmission Company, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars (or so much thereof as shall not have been prepaid) on October 18, 2022, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 3.30% per annum from the date hereof, payable semiannually, on the 18th day of April and October in each year next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i) 5.30% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Series A Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 18, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreement”), among the Company and the Purchasers named therein and is entitled to the benefits thereof, together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes”, and collectively, with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney

Exhibit 1-A
(to Note Purchase Agreement)

duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.
AEP Transmission Company, LLC

By__________________________
[Title]    __________________________

E-1-A-2

[Form Tranche B Note]

AEP Transmission Company, LLC
4.00% Senior Notes, Series A, Tranche B, due October 18, 2032

No. [_________]	[Date]
$[____________]	PPN 00114* AB9
For Value Received, the undersigned, AEP Transmission Company, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars (or so much thereof as shall not have been prepaid) on October 18, 2032, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.00% per annum from the date hereof, payable semiannually, on the 18th day of April and October in each year next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i)  6.00% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Series A Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 18, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreement”), among the Company and the Purchasers named therein and is entitled to the benefits thereof, together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes”, and collectively, with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney

Exhibit 1-B
(to Note Purchase Agreement)

duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.
AEP Transmission Company, LLC

By	_________________________________________
[Title]______________________________

E-1-B-2

[Form Tranche C Note]

AEP Transmission Company, LLC
4.73% Senior Notes, Series A, Tranche C, due October 18, 2042

No. [_________]	[Date]
$[____________]	PPN 00114* AC7
For Value Received, the undersigned, AEP Transmission Company, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars (or so much thereof as shall not have been prepaid) on October 18, 2042, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.73% per annum from the date hereof, payable semiannually, on the 18th day of April and October in each year next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i)  6.73% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Series A Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 18, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreement”), among the Company and the Purchasers named therein and is entitled to the benefits thereof, together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes”, and collectively, with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney

Exhibit 1-C
(to Note Purchase Agreement)

duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.
AEP Transmission Company, LLC

By_________________________________
[Title]____________________________

E-1-C-2

[Form Tranche D Note]

AEP Transmission Company, LLC
4.78% Senior Notes, Series A, Tranche D, due December 14, 2042

No. [_________]	[Date]
$[____________]	PPN 00114* AD5
For Value Received, the undersigned, AEP Transmission Company, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars (or so much thereof as shall not have been prepaid) on December 14, 2042, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.78% per annum from the date hereof, payable semiannually, on the 14th day of June and December in each year next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i)  6.78% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Series A Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 18, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreement”), among the Company and the Purchasers named therein and is entitled to the benefits thereof, together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes”, and collectively, with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney

Exhibit 1-D
(to Note Purchase Agreement)

duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.
AEP Transmission Company, LLC

By    _______________________________________
[Title]____________________________

E-1-D-2

[Form Tranche E Note]

AEP Transmission Company, LLC
4.83% Senior Notes, Series A, Tranche E, due March 18, 2043

No. [_________]	[Date]
$[____________]	PPN 00114* AE3
For Value Received, the undersigned, AEP Transmission Company, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [________________], or registered assigns, the principal sum of [________________] Dollars (or so much thereof as shall not have been prepaid) on March 18, 2043, with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance hereof at the rate of 4.83% per annum from the date hereof, payable semiannually, on the 18th day of March and September in each year next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i)  6.83% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at Citibank, N.A. in New York, New York or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Series A Notes”) issued pursuant to the Note Purchase Agreement, dated as of October 18, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreement”), among the Company and the Purchasers named therein and is entitled to the benefits thereof, together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes”, and collectively, with the Series A Notes, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, to have (i) agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) made the representation set forth in Section 6 of the Note Purchase Agreement. Unless otherwise indicated, capitalized terms used in this Note shall have the respective meanings ascribed to such terms in the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney

Exhibit 1-E
(to Note Purchase Agreement)

duly authorized in writing, a new Note for a like principal amount will be issued to, and registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
This Note is subject to optional prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.
If an Event of Default occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreement.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.
AEP Transmission Company, LLC

By    __________________________________
[Title]________________________

E-1-E-2

[Form of Supplemental Note]

AEP Transmission Company, LLC

[____]% Senior Note, Series _______, due [___________, ____]

No. [_______]	[Date]
$[__________]	PPN [_________]
For Value Received, the undersigned, AEP Transmission Company, LLC (herein called the “Company”), a limited liability company organized and existing under the laws of the State of Delaware, hereby promises to pay to [_____________________] or registered assigns, the principal sum of [______________] Dollars on [________________, ____] with interest (computed on the basis of a 360‑day year of twelve 30‑day months) (a) on the unpaid balance thereof at the rate of [_]% per annum from the date hereof, payable [semiannually], on the [____] day of [_____________] and [______________] in each year, commencing with the [__________] or [__________] next succeeding the date hereof, until the principal hereof shall have become due and payable, and (b) to the extent permitted by law, on any overdue payment of interest and, during the continuance of an Event of Default, on such unpaid balance and on any overdue payment of any Make‑Whole Amount, at a rate per annum from time to time equal to the greater of (i)  [__]% or (ii) 2% over the rate of interest publicly announced by Citibank, N.A. from time to time in New York, New York as its “base” or “prime” rate payable semiannually as aforesaid (or, at the option of the registered holder hereof, on demand).
Payments of principal of, interest on and any Make‑Whole Amount with respect to this Note are to be made in lawful money of the United States of America at [___] or at such other place as the Company shall have designated by written notice to the holder of this Note as provided in the Note Purchase Agreement referred to below.
This Note is one of a series of Senior Notes (herein called the “Series ___ Notes”) issued pursuant to the Supplemental Note Purchase Agreement dated as of _________________ to that certain Note Purchase Agreement, dated as of October 18, 2012 (as from time to time amended or supplemented, the “Note Purchase Agreements”), among the Company and the Purchasers named therein and is entitled to the benefits thereof together with additional Series of Notes from time to time issued thereunder (the “Supplemental Notes,” and collectively with notes issued under the Note Purchase Agreement, the “Notes”). Each holder of this Note will be deemed, by its acceptance hereof, (i) to have agreed to the confidentiality provisions set forth in Section 20 of the Note Purchase Agreement and (ii) to have made the representation set forth in Section 6 of the Note Purchase Agreement.

This Note is a registered Note and, as provided in the Note Purchase Agreement, upon surrender of this Note for registration of transfer, duly endorsed, or accompanied by a written instrument of transfer duly executed, by the registered holder hereof or such holder’s attorney duly authorized in writing, a new Note for a like principal amount will be issued to, and

Exhibit 1.2
(to Note Purchase Agreement)

registered in the name of, the transferee. Prior to due presentment for registration of transfer, the Company may treat the person in whose name this Note is registered as the owner hereof for the purpose of receiving payment and for all other purposes, and the Company will not be affected by any notice to the contrary.
[The Company will make required prepayments of principal on the dates and in the amounts specified in the Note Purchase Agreement.] [This Note is [also] subject to [optional] prepayment, in whole or from time to time in part, at the times and on the terms specified in the Note Purchase Agreement, but not otherwise.] [This Note is not subject to prepayment.]
If an Event of Default, as defined in the Note Purchase Agreement, occurs and is continuing, the principal of this Note may be declared or otherwise become due and payable in the manner, at the price (including any applicable Make‑Whole Amount) and with the effect provided in the Note Purchase Agreements.
This Note shall be construed and enforced in accordance with, and the rights of the Company and the holder of this Note shall be governed by, the law of the State of New York, excluding choice‑of‑law principles of the law of such State that would permit application of the laws of a jurisdiction other than such State.

AEP Transmission Company, LLC

By    ___________________________________
[Title:]________________________

E-1.2-2

Form of Supplemental Note Purchase Agreement

AEP Transmission Company, LLC
1 Riverside Plaza
Columbus, Ohio 43215

As of ____________, _____

To Each of the Purchasers
Named in the Supplemental
Purchaser Schedule Attached Hereto

Ladies and Gentlemen:
Reference is made to that certain Note Purchase Agreement, dated as of October 18, 2012 between AEP Transmission Company, LLC, a Delaware limited liability company, and each of the Initial Purchasers named in the Initial Purchaser Schedule attached thereto (the “Agreement”). Terms used but not defined herein shall have the respective meanings set forth in the Agreement.
As contemplated in Section 2.2 of the Agreements, the Company agrees with you as follows:
A.    Subsequent Series of Notes. The Company has authorized and will create a Subsequent Series of Notes to be called the “Series ___ Notes.” Said Series ___ Notes will be dated the date of issue; will bear interest (computed on the basis of a 360‑day year of twelve 30‑day months) from such date at the rate of ____% per annum, payable semiannually in arrears on the ___ day of each _________ and __________ in each year (commencing _________, _____) until the principal amount thereof shall become due and payable and shall bear interest on overdue principal (including any overdue optional prepayment of principal) and premium, if any, and, to the extent permitted by law, on any overdue installment of interest at the rate specified therein after the date due for payment, whether by acceleration or otherwise, until paid; will be expressed to mature on __________, _____; and will be substantially in the form attached to the Agreement as Exhibit 1.2 with the appropriate insertions to reflect the terms and provisions set forth above and with such changes therefrom, if any, as may be approved by you and the Company.

B.    Purchase and Sale of Series ___ Notes. The Company hereby agrees to sell to each Supplemental Purchaser set forth on the Supplemental Purchaser Schedule attached hereto (collectively, the “Series ___ Purchasers”) and, subject to the terms and conditions in the Agreement and herein set forth, each Series ___ Purchaser agrees to purchase from the Company the aggregate principal amount of the Series ___ Notes set opposite each Series ___ Purchaser’s name in the Supplemental Purchaser Schedule at 100% of the aggregate principal amount. The obligations of the Series __ Purchasers hereunder are several and not joint obligations, and no

Exhibit 2.2
(to Note Purchase Agreement)

Series __ Purchaser shall have any liability to any Person for the performance or non-performance of any obligation by any other Series ___ Purchaser hereunder. The sale of the Series ___ Notes shall take place at the offices of ________________________ at 10:00 a.m. _________ time, at a closing the (“Series ___ Closing”) on ____________, ____, or such other date as shall be agreed upon by the Company and each Series ___ Purchaser. At the Series ___ Closing the Company will deliver to each Series ___ Purchaser one or more Series ___ Notes registered in such Series ___ Purchaser’s name (or in the name of its nominee), evidencing the aggregate principal amount of Series ___ Notes to be purchased by said Series ___ Purchaser and in the denomination or denominations specified with respect to such Series ___ Purchaser in the Supplemental Purchaser Schedule attached hereto against payment of the purchase price thereof by transfer of immediately available funds for credit to the Company’s account on the date of the Series ___ Closing (the “Series ___ Closing Date”) (as specified in a notice to each Series ___ Purchaser at least three Business Days prior to the Series ___ Closing Date).
C.    Conditions of Series ___ Closing. The obligation of each Series ___ Purchaser to purchase and pay for the Series ___ Notes to be purchased by such purchaser hereunder on the Series ___ Closing Date is subject to the satisfaction, on or before such Series ___ Closing Date, of the conditions set forth in Section 4 of the Agreement, and to the following additional conditions:
(a)    Except as supplemented, amended or superseded by the representations and warranties set forth in Exhibit A hereto, each of the representations and warranties of the Company set forth in Section 5 of the Note Purchase Agreement shall be correct as of the Series __ Closing Date and the Company shall have delivered to each Series __ Purchaser an Officer’s Certificate, dated the Series __ Closing Date certifying that such condition has been fulfilled.
[(b)    Each Subsidiary Guarantor shall have confirmed in writing that the Series __ Notes shall be guaranteed and secured, as the case may be, by the Subsidiary Guaranty.]
(c)    Contemporaneously with the Series __ Closing, the Company shall sell to each Series __ Purchaser, and each Series __ Purchaser shall purchase, the Series __ Notes to be purchased by such Series __ Purchaser at the Series __ Closing as specified in the Supplemental Purchaser Schedule.
D.    Prepayments. The Series ___ Notes shall be subject to prepayment only (a) pursuant to the required prepayments, if any, specified in clause (x) below; and (b) pursuant to the optional prepayments specified in clause (y) below.

(x)	Required Prepayments; Maturity
[to be determined]

(y)	Optional and Contingent Prepayments. As provided in Sections 8.2 of the Agreement.

E-2.2-2

E.    Purchaser Representations. Each Series ___ Purchaser represents and warrants that the representations and warranties set forth in Section 6 of the Agreement are true and correct on the date hereof with respect to the purchase of the Series __ Notes by such Series ___ Purchaser with the same force and effect as if each reference to “Series A Notes” set forth therein was modified to refer the “Series __ Notes” and each reference to “Initial Purchaser” set forth therein was modified to refer the “Series __ Purchaser”.
F.    Series ___ Notes Issued under and Pursuant to Agreement. Except as otherwise specifically provided above (and expressly permitted by the Agreement), all of the provisions of the Agreement are incorporated by reference herein and shall apply to the Series __ Notes as if expressly set forth in this Supplement. Accordingly, the Series ___ Notes shall be deemed to be issued under, to be subject to and to have the benefit of all of the terms and provisions of the Agreement as the same may from time to time be amended and supplemented in the manner provided therein.
The execution hereof by the Series ___ Purchasers shall constitute a contract among the Company and the Series ___ Purchasers for the uses and purposes hereinabove set forth. By their acceptance hereof, each of the Series ___ Purchasers shall also be deemed to have accepted and agreed to the terms and provisions of the Agreement, as in effect on the date hereof.
AEP Transmission Company, LLC
By    ____________________________________
Its____________________________
Accepted as of
_________________________
[Variation]
By     ____________________________________
Its ____________________________

E-2.2-3

Information Relating to Series __ Purchasers

Name and Address of Series __ Purchaser		Principal Amount of Series __ Notes to Be Purchased

[Name of Series __ Purchaser]		$

(1)	All payments by wire transfer of immediately available funds to: with sufficient information to identify the source and application of such funds.

(2)	All notices of payments and written confirmations of such wire transfers:

(3)	All other communications:

Schedule A
(to Supplement)

Form of Opinion of Counsel to the Company
1.    The Company is a limited liability company, duly organized, validly existing and in good standing under the laws of the State of Delaware, has the limited liability company power and the limited liability company authority to execute and perform the Note Purchase Agreement and to issue the Notes and has the full limited liability company power and the limited liability company authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign limited liability company in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except where the failure to be so qualified will not have a material adverse effect on the business, properties or condition (financial or otherwise) of the Company.
2.    The Note Purchase Agreement has been duly authorized by all necessary limited liability company action on the part of the Company, has been duly executed and delivered by the Company and constitutes the legal, valid and binding contract of the Company enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium, receivership, conservatorship, arrangement, or similar laws, and related regulations and judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing, and reasonableness, equitable defenses, the exercise of judicial discretion, and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.
3.    The Notes have been duly authorized by all necessary limited liability company action on the part of the Company, have been duly executed and delivered by the Company and constitute the legal, valid and binding obligations of the Company enforceable in accordance with their terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium, receivership, conservatorship, arrangement, or similar laws, and related regulations and judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing, and reasonableness, equitable defenses, the exercise of judicial discretion, and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.
4.    No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority, Federal or state, is necessary in connection with the Company’s execution and delivery of the Note Purchase Agreement or the Notes.

5.    The issuance and sale of the Notes and the execution, delivery and performance by the Company of the Note Purchase Agreement do not (a) conflict with or result in any breach of any of the provisions of or constitute a default under or result in the creation or imposition of any Lien upon any of the property of the Company pursuant to the provisions of the charter documents or operating agreement of the Company or any agreement or other instrument known

Exhibit 4.4(a-1)
(to Note Purchase Agreement)

to such counsel to which the Company is a party or by which the Company may be bound, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to the Company or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to the Company.
6.    There are no proceedings pending, or to the knowledge of such counsel, threatened against or directly affecting the Company in any court or before any Governmental Authority or arbitration board or tribunal which if adversely determined would individually or in the aggregate materially and adversely affect the business or properties of the Company or the ability of it to perform its obligations under the Note Purchase Agreement or the Notes.
7.    The issuance of the Notes and the use of the proceeds of the sale of the Notes in accordance with the provisions of and contemplated by the Note Purchase Agreement do not violate or conflict with Regulation T, U or X of the Board of Governors of the Federal Reserve System.
8.    The Company is not an “investment company” or a company “controlled” by an “investment company” under the Investment Company Act of 1940, as amended.
9.    (i) Assuming (a) the accuracy of the representations of the Purchasers set forth in Section 6 of the Note Purchase Agreement and (b) the accuracy of the representations made in the certificate, dated [__________], 2012, delivered by Barclays Capital Inc. and Creidt Suisse Securities (USA) LLC, agents to the Company, the offer, sale and delivery of the Notes to the Purchasers in the manner contemplated by the Note Purchase Agreement constitute exempted transactions under the registration provisions of the Securities Act of 1933 and do not require any registration thereof under the Securities Act of 1933 (it being understood that I express no opinion as to any subsequent resale of any Notes).

E-4.4(a-1)-2

Form of Opinion of Counsel to AEP
1.    AEP is a corporation, duly organized, validly existing and in good standing under the laws of the State of Delaware, has the corporate power and the corporate authority to execute and perform the LLC Agreement and has the full corporate power and the corporate authority to conduct the activities in which it is now engaged and is duly licensed or qualified and is in good standing as a foreign corporation in each jurisdiction in which the character of the properties owned or leased by it or the nature of the business transacted by it makes such licensing or qualification necessary except where the failure to be so qualified will not have a material adverse effect on the business, properties or condition (financial or otherwise) of AEP.
2.    The LLC Agreement has been duly authorized by all necessary corporate action on the part of AEP, has been duly executed and delivered by AEP and constitutes the legal, valid and binding contract of AEP enforceable in accordance with its terms, subject to bankruptcy, insolvency, reorganization, fraudulent transfer and conveyance, voidable preference, moratorium, receivership, conservatorship, arrangement, or similar laws, and related regulations and judicial doctrines, from time to time in effect affecting creditors’ rights and remedies generally, and (ii) general principles of equity (including, without limitation, standards of materiality, good faith, fair dealing, and reasonableness, equitable defenses, the exercise of judicial discretion, and limits on the availability of equitable remedies), whether such principles are considered in a proceeding at law or in equity.
3.    No approval, consent or withholding of objection on the part of, or filing, registration or qualification with, any Governmental Authority, Federal or state, is necessary in connection with AEP’ execution and delivery of the LLC Agreement.
4.    The execution, delivery and performance by AEP of the LLC Agreement do not (a) conflict with or result in any breach of any of the provisions of or constitute a default under the provisions of the charter documents or bylaws of AEP or any agreement or other instrument known to such counsel to which AEP is a party or by which AEP may be bound, (b) conflict with or result in a breach of any of the terms, conditions or provisions of any order, judgment, decree or ruling of any court, arbitrator or Governmental Authority applicable to AEP or (c) violate any provision of any statute or other rule or regulation of any Governmental Authority applicable to AEP.
5.    There are no proceedings pending, or to the knowledge of such counsel, threatened against or directly affecting AEP in any court or before any Governmental Authority or arbitration board or tribunal which if adversely determined would individually or in the aggregate materially and adversely affect the business or properties of AEP or the ability of it to perform its obligations under the LLC Agreement.

Exhibit 4.4(a-2)
(to Note Purchase Agreement)

Form of Opinion of Special Counsel
to the Purchasers

[Delivered to Purchasers only.]

Exhibit 4.4(b)
(to Note Purchase Agreement)